Filed Pursuant to Rule 424(b)(5)
Registration No: 333-248482

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered(1)	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.250% Senior Notes due 2032	$600,000,000	99.600%	$597,600,000	$55,397.52

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 11, 2022)

Triton Container International Limited and TAL International Container Corporation

each a wholly owned subsidiary of

Triton International Limited

$600,000,000 3.250% Senior Notes due 2032

Guaranteed by Triton International Limited

Triton Container International Limited, an exempted Bermuda company (“TCIL”), and TAL International Container Corporation, a Delaware corporation (“TALICC”), as co-issuers (together, the “Issuers”), are offering $600,000,000 aggregate principal amount of 3.250% Senior Notes due 2032 (the “Notes”). TCIL is a direct wholly-owned subsidiary of Triton International Limited (“Triton” or the “Parent Guarantor”) and TALICC is an indirect wholly-owned subsidiary of TCIL and Triton. The Parent Guarantor will fully and unconditionally guarantee the Notes on a senior unsecured basis (the “Parent Guarantee”). The Issuers will pay interest on the Notes on March 15 and September 15 of each year, commencing September 15, 2022. The Notes will mature on March 15, 2032.

The Issuers may redeem the Notes, in whole or in part, at any time and from time to time prior to December 15, 2031 (the date that is three months prior to their maturity) (the “Par Call Date”), at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 25 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. At any time on or after the Par Call Date, the Issuers may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date. If a change of control triggering event occurs, the Issuers will be required to offer to purchase all of the Notes outstanding at a purchase price equal to 101% of the aggregate principal amount of the Notes purchased, plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

The Notes will be senior obligations of the Issuers, ranking equal in right of payment with all other existing and future unsubordinated indebtedness of the Issuers. The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness of the Issuers to the extent of the value of the collateral securing such indebtedness. The Notes will not be guaranteed by any of the Issuers’ subsidiaries and therefore will be structurally subordinated to all existing or future indebtedness and other obligations of the Issuers’ subsidiaries (other than TALICC). The Parent Guarantee will be a senior obligation of the Parent Guarantor, ranking equal in right of payment with all other existing and future unsubordinated indebtedness of the Parent Guarantor. The Parent Guarantee will be unsecured and therefore will be effectively subordinated to any secured indebtedness of the Parent Guarantor to the extent of the value of the collateral securing such indebtedness.

Investing in the Notes involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-14 of this prospectus supplement and in our other filings with the Securities and Exchange Commission incorporated by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before making a decision to invest in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	99.600%	$597,600,000
Underwriting discount	0.650%	$3,900,000
Proceeds to us (before expense)	98.950%	$593,700,000

(1)	Plus accrued interest, if any, from January 19, 2022, if settlement occurs after that date.

The Notes are a new issue of securities with no established trading market. We do not intend to apply to list the Notes on any securities exchange or on any automated dealer quotation system. The Notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), on or about January 19, 2022.

Joint Book-Running Managers

Citigroup	ING	Wells Fargo Securities

Fifth Third Securities	MUFG	Truist Securities

Co-Managers

B. Riley Securities	Keefe, Bruyette & Woods A Stifel Company	Citizens Capital Markets	ICBC Standard Bank	Regions Securities LLC

SMBC Nikko	CJS Securities	Huntington Capital Markets	M&T Securities	Zions Capital Markets

The date of this prospectus supplement is January 11, 2022

Prospectus Supplement

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement which contains specific information about the terms of this offering. This prospectus supplement also adds to and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and the securities we may offer from time to time, some of which may not apply to this offering of the Notes. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as part of a “shelf” registration process. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information specified under the heading “Where You Can Find More Information” in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus constitute an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

Triton is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, files reports and other information with the SEC. Statements contained in this prospectus supplement, the accompanying prospectus and any other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus supplement, the accompanying prospectus, any document incorporated by reference or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

Except where the context requires otherwise, references in this prospectus supplement to “Triton” refer to Triton International Limited and the terms the “Company,” “we,” “our” and “us” refer to Triton International Limited and its consolidated subsidiaries, including Triton Container International Limited and TAL International Container Corporation.

All references to “outstanding” in relation to the shares of Triton mean that such shares have been issued by Triton and are not registered in Triton’s register of members as treasury shares.

Securities may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, the Exchange Control Act of 1972, and related regulations of Bermuda, each as amended, that regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority (the “BMA”), pursuant to the provisions of the Bermuda Exchange Control Act of 1972 and related regulations, each as amended, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. This prospectus supplement does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Bermuda Companies Act 1981, as amended (the “Bermuda Companies Act”). Such provisions state that Part III does not apply to any exempted company.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that Triton files with the SEC or in connection with oral statements made to the press, potential investors or others. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, future costs, prospects, plans and objectives of management are forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “think,” “plan,” “will,” “should,” “intend,” “seek,” “potential” and similar expressions and variations are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following:

•	the impact of COVID-19 on our business and financial results;

•	decreases in the demand for leased containers;

•	decreases in market leasing rates for containers;

•	difficulties in re-leasing containers after their initial fixed-term leases;

•	customers’ decisions to buy rather than lease containers;

•	dependence on a limited number of customers and suppliers;

•	customer defaults;

•	decreases in the selling prices of used containers;

•	extensive competition in the container leasing industry;

•	difficulties stemming from the international nature of our businesses;

•	decreases in demand for international trade;

•

disruption to our operations resulting from political and economic policies of the United States and other countries, particularly China, including but not limited to, the impact of trade wars, duties and tariffs;

•	disruption to our operations from failure of, or attacks on, our information technology systems;

•	disruption to our operations as a result of natural disasters;

•	compliance with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and corruption;

•	the availability and cost of capital;

•	restrictions imposed by the terms of our debt agreements;

•	changes in the tax laws in Bermuda, the United States and other countries; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” in Triton’s most recent Annual Report on Form 10-K and in its subsequently filed Quarterly Reports on Form 10-Q.

S-iii

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in this prospectus supplement and the accompanying prospectus. Any forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our businesses or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

The following summary contains information about our Company and the offering and highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus, and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein. This summary is not complete and may not contain all of the information that may be important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and our consolidated financial statements and notes to those statements incorporated by reference herein, before making an investment decision.

Our Company

We are the world’s largest lessor of intermodal containers. Intermodal containers are large, standardized steel boxes used to transport freight by ship, rail or truck. Because of the handling efficiencies they provide, intermodal containers are the primary means by which many goods and materials are shipped internationally. We also lease chassis, which are used for the transportation of containers.

Our operations include the acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis. As of September 30, 2021, our total fleet consisted of 4.2 million containers and chassis, representing 7.1 million twenty-foot equivalent units (“TEU”) or 7.9 million cost equivalent units. We have an extensive global presence offering leasing services through local offices and utilize third-party container depots throughout the world. Our primary customers include the world’s largest container shipping lines. Our global field operations include sales, operations, equipment resale, and logistics services. Our registered office is located in Bermuda.

The most important driver of our profitability is the extent to which leasing revenues, which are driven by our owned equipment fleet size, utilization and average rental rates, exceed our ownership and operating costs. Our profitability is also driven by the gains or losses we realize on the sale of used containers in the ordinary course of our business.

Industry Overview

Intermodal containers provide a secure and cost-effective method of transporting raw materials, component parts and finished goods because they can be used in multiple modes of transport. By making it possible to move cargo from a point of origin to a final destination without repeated unpacking and repacking, containers reduce freight and labor costs. In addition, automated handling of containers permits faster loading and unloading of vessels, more efficient utilization of transportation equipment and reduced transit time. The protection provided by sealed containers also reduces cargo damage and the loss and theft of goods during shipment.

Over the last thirty years, containerized trade has grown at a rate greater than that of general worldwide economic growth. According to Clarkson Research Studies, worldwide containerized cargo volume increased at a compound annual growth rate (“CAGR”) of 7.8% from 1990 to 2020. We believe that this high historical growth was due to several factors, including the shift in global manufacturing capacity to lower labor cost areas such as China and India, the continued integration of developing high growth economies into global trade patterns and the continued conversion of cargo from bulk shipping into containers. However, worldwide containerized cargo volume growth has been lower over the last few years, averaging 4.3% CAGR from 2015 to 2020, due to weak global economic growth and a significant reduction in the difference between global trade growth and global economic growth.

Container leasing companies maintain inventories of new and used containers in a wide range of worldwide locations and supply these containers primarily to shipping line customers under a variety of short and long-term lease structures. We estimate that container lessors owned approximately 50% of the total worldwide container fleet of roughly 45 million TEU at the end of 2020.

Leasing containers helps shipping lines improve their container fleet efficiency and provides shipping lines with an alternative source of equipment financing. Given the uncertainty and variability of export volumes, and the fact that shipping lines have difficulty in accurately forecasting their container requirements on a day-by-day, port-by-port basis, the availability of containers for lease on short notice reduces shipping lines’ need to purchase and maintain larger container inventory buffers. In addition, the drop-off flexibility provided by operating leases also allows the shipping lines to adjust their container fleet sizes and the mix of container types in their fleets both seasonally and over time and helps balance their trade flows.

Spot leasing rates are typically a function of, among other things, new equipment prices (which are heavily influenced by steel prices), interest rates and the equipment supply and demand balance at a particular time and location. Average leasing rates on an entire portfolio of leases respond more gradually to changes in new equipment prices or changes in the balance of container supply and demand because lease agreements are generally only re-priced upon the expiration of the lease. In addition, the value that lessors receive upon resale of equipment is closely related to the cost of new equipment.

Our Equipment

Intermodal containers are designed to meet a number of criteria outlined by the International Standards Organization (ISO). The standard criteria include the size of the container and the gross weight rating of the container. This standardization ensures that containers can be used by the widest possible number of transporters and it facilitates container and vessel sharing by the shipping lines. The standardization of the container is also an important element of the container leasing business since we can operate one fleet of containers that can be used by all of our major customers.

Our fleet primarily consists of five types of equipment:

•

Dry Containers. A dry container is a steel constructed box with a set of doors on one end. Dry containers come in lengths of 20, 40 or 45 feet. They are 8 feet wide, and either 8 1⁄2 or 9 1⁄2 feet tall. Dry containers are the least expensive and most widely used type of intermodal container and are used to carry general cargo such as manufactured component parts, consumer staples, electronics and apparel.

•

Refrigerated Containers. Refrigerated containers include an integrated cooling machine and an insulated container. Refrigerated containers come in lengths of 20 or 40 feet. They are 8 feet wide, and are either 8 1⁄2 or 9 1⁄2 feet tall. These containers are typically used to carry perishable cargo such as fresh and frozen produce.

•

Special Containers. Most of our special containers are open top and flat rack containers. Open top containers come in similar sizes as dry containers, but do not have a fixed roof. Flat rack containers come in varying sizes and are steel platforms with folding ends and no fixed sides. Open top and flat rack containers are generally used to move heavy or bulky cargos, such as marble slabs, steel coils or factory components, that cannot be easily loaded on a fork lift through the doors of a standard container.

•

Tank Containers. Tank containers are stainless steel cylindrical tanks enclosed in rectangular steel frames with the same outside dimensions as 20 foot dry containers. These containers carry bulk liquids such as chemicals.

•

Chassis. An intermodal chassis is a rectangular, wheeled steel frame, generally 23 1⁄2, 40 or 45 feet in length, built specifically for the purpose of transporting intermodal containers over the road. Longer sized chassis, designed to solely accommodate rail containers, can be up to 53 feet in length. When mounted on a chassis, the container may be trucked either to its destination or to a railroad terminal for loading onto a rail car. Our chassis are primarily used in the United States.

Our Leases

Most of our revenues are derived from leasing our equipment to our core shipping line customers. The majority of our leases are structured as operating leases, though we also provide customers with finance leases. Regardless of the lease type, we seek to exceed our targeted return on our investments over the life cycle of the equipment by managing utilization, lease rates, and the used equipment sale process.

Our lease products provide numerous operational and financial benefits to our shipping line customers. These benefits include:

•

Operating Flexibility. The timing, location and daily volume of cargo movements for a shipping line are often unpredictable. Leasing containers and chassis helps our customers manage this uncertainty and minimizes the requirement for large inventory buffers by allowing them to pick-up leased equipment on short notice.

•

Fleet Size and Mix Flexibility. The drop-off flexibility included in container and chassis operating leases allows our customers to more quickly adjust the size of their fleets and the mix of container types in their fleets as their trade volumes and patterns change due to seasonality, market changes or changes in company strategies.

•

Alternative Source of Financing. Container and chassis leases provide an additional source of equipment financing to help our customers manage the high level of investment required to maintain pace with the growth of the asset intensive container shipping industry.

Operating Leases. Operating leases are structured to allow customers flexibility to pick-up equipment on short notice and to drop-off equipment prior to the end of its useful life. Because of this flexibility, most of our containers and chassis will go through several pick-up and drop-off cycles. Our operating lease contracts specify a per diem rate for equipment on-hire, where and when such equipment can be returned, how the customer will be charged for damage and the charge for lost or destroyed equipment, among other things.

We categorize our operating leases as either long-term leases or service leases. Some leases have contractual terms that have features reflective of both long-term and service leases. We classify such leases as either long-term or service leases, depending upon which features we believe are predominant. Long-term leases typically have initial contractual terms ranging from three to eight or more years. Our long-term leases require our customers to maintain specific units on-hire for the duration of the lease term, and they provide us with predictable recurring cash flow. As of September 30, 2021, 74.5% of our on-hire containers and chassis were under long-term operating leases.

We also have expired long-term leases whose fixed terms have ended but for which the related units remain on-hire and for which we continue to receive rental payments pursuant to the terms of the initial contract. As of September 30, 2021, 13.6% of our on-hire containers and chassis were on long-term leases whose fixed terms have expired but for which the related units remain on-hire and for which we continue to receive rental payments.

Service leases allow our customers to pick-up and drop-off equipment during the term of the lease, subject to contractual limitations. Service leases provide the customer with a higher level of flexibility than long-term leases and, as a result, typically carry a higher per diem rate. The terms of our service leases can range from 12 months to five years, though because equipment can be returned during the term of a service lease and since service leases are generally renewed or modified and extended upon expiration, lease term does not dictate expected on-hire time for our equipment on service leases. As of September 30, 2021, 5.4% of our on-hire containers and chassis were under service leases.

Finance Leases. Finance leases provide our customers with an alternative method to finance their equipment acquisitions. Finance leases are generally structured for specific quantities of equipment, generally require the customer to keep the equipment on-hire for its remaining useful life, and typically provide the customer with a purchase option at the end of the lease term. As of September 30, 2021, approximately 6.5% of our on-hire containers and chassis were under finance leases.

The following table provides a summary of our equipment lease portfolio by lease type, based on cost equivalent units (CEU), as of September 30, 2021:

Lease Portfolio	September 30, 2021
Long-term leases	74.5%
Finance leases	6.5
Service leases	5.4
Expired long-term leases (units on-hire)	13.6

Total	100.0%

As of September 30, 2021, our long-term and finance leases had an average remaining duration of 59 months, assuming no leases are renewed. However, we believe that many of our customers will renew operating leases for equipment that is less than sale age at the expiration of the lease. In addition, our equipment on operating leases typically remains on-hire at the contractual per diem rate for an additional six to twelve months beyond the end of the contractual lease term due to the logistical requirements in our leases that require our customers to return the containers and chassis to specific drop-off locations.

Logistics Management, Re-leasing, Depot Management and Equipment Disposals

We believe that managing the period after our equipment’s first lease is the most important aspect of our business. Successful management of this period requires disciplined logistics management, extensive re-lease capability, careful cost control and effective sales of used equipment.

Logistics Management. Since the late 1990’s, the shipping industry has been characterized by large regional trade imbalances, with loaded containers generally flowing from export-oriented economies in Asia to North America and Western Europe. Because of these trade imbalances, shipping lines have an incentive to return leased containers in North America and Europe to reduce the cost of empty container backhaul. Triton attempts to mitigate the risk of these unbalanced trade flows by maintaining a large portion of our fleet on long-term and finance leases and by contractually restricting the ability of our customers to return containers outside of Asian demand locations.

In addition, we attempt to minimize the costs of any container imbalances by finding local users in surplus locations and by moving empty containers as inexpensively as possible. While we believe we manage our logistics risks and costs effectively, logistical risk remains an important element of our business due to competitive pressures, changing trade patterns and other market factors and uncertainties.

Re-leasing. Since our operating leases allow customers to return containers and chassis prior to the end of their useful lives, we typically place containers and chassis on several leases during their useful lives. Initial lease transactions for new containers and chassis can usually be generated with a limited sales and customer service infrastructure because initial leases for new containers and chassis typically cover large volumes of units and are fairly standardized transactions. Used equipment, on the other hand, is typically leased out in small transactions that are structured to accommodate pick-ups and returns in a variety of locations. As a result, leasing companies benefit from having an extensive global marketing and operations infrastructure, a large number of customers, and a high level of operating contact with these customers.

Depot Management. As of September 30, 2021, we managed our equipment fleet through 407 third-party owned and operated depot facilities located in 46 countries. Depot facilities are generally responsible for repairing our containers and chassis when they are returned by lessees and for storing the equipment while it is off-hire. We have a global operations group that is responsible for managing our depot contracts and they also regularly visit the depot facilities to conduct inventory and repair audits. We also supplement our internal operations group with the use of independent inspection agents.

Our leases are generally structured so that the lessee is responsible for the customer damage portion of the repair costs, and customers are billed for damages at the time the equipment is returned. We sometimes offer our customers a repair service program whereby we, for an additional payment by the lessee (in the form of a higher per-diem rate or a flat fee at off-hire), assume financial responsibility for all or a portion of the cost of repairs upon return of the equipment.

Equipment Disposals. Our in-house equipment sales group has a worldwide team of specialists that manage the sale process for our used containers and chassis from our lease fleet. We generally sell to portable storage companies, freight forwarders (who often use the containers for one-way trips) and other purchasers of used containers. We believe we are one of the world’s largest sellers of used containers.

The sale prices we receive for our used containers are influenced by many factors, including the level of demand for used containers compared to the number of used containers available for disposal in a particular location, the cost of new containers, and the level of damage on the containers. While our total revenue is primarily made up of leasing revenues, gains or losses on the sale of used containers can have a significant positive or negative impact on our profitability.

Equipment Trading. We also buy and sell new and used containers and chassis acquired from third parties. We typically purchase our equipment trading fleet from our shipping line customers or other sellers of used or new equipment. Trading margins are dependent on the volume of units purchased and resold, selling prices, costs paid for equipment sold and selling and administrative costs.

Locations

We have an extensive global presence, offering leasing services through 20 offices and 3 independent agencies located in 16 countries.

Customers

Our customers are mainly international shipping lines, though we also lease containers to freight forwarding companies and manufacturers. We believe that we have strong, long-standing relationships with our largest customers, most of whom we have done business with for more than 30 years. For the nine months ended September 30, 2021, our twenty largest customers account for 86% of our lease billings. The shipping industry has been consolidating for a number of years, and further consolidation could increase the portion of our revenues that come from our largest customers. Our five largest customers accounted for 59% of our lease billings, and our three largest customers accounted for 20%, 15% and 10% of our lease billings for the nine months ended September 30, 2021. A default by one of our major customers could have a material adverse impact on our business, financial condition and future prospects.

Recent Developments

Amended Credit Facilities

On October 14, 2021, Triton, TCIL and TALICC entered into (a) an Amended and Restated Term Loan Agreement among PNC Bank, National Association, as administrative agent, and various lenders party thereto (the “Term Loan Facility”), which amended and restated TCIL’s existing $1.2 billion term loan facility entered into on May 27, 2021 and (b) an Eleventh Restated and Amended Credit Agreement among Bank of America, N.A., as administrative agent, and various lenders party thereto (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Credit Facilities”), which amended and restated TCIL’s and TALICC’s existing $1.125 billion revolving credit facility entered into on May 16, 2019. Pursuant to the amendment and restatement of the Credit Facilities, the indebtedness incurred thereunder became unsecured.

TCIL borrowed $1.2 billion under the Term Loan Facility. Proceeds from the Term Loan Facility were used to refinance existing indebtedness, to purchase container equipment and for general corporate purposes. As of December 31, 2021, there was $1,176 million outstanding under the Term Loan Facility. TCIL may request borrowings under the amended Revolving Credit Facility, at any time prior to the maturity date, in a total aggregate maximum amount not to exceed $2 billion, with up to an additional $500 million available pursuant to an accordion feature and incremental borrowing capacity available under a “grower” basket provision. Borrowings under the Revolving Credit Facility may be used for working capital, to refinance existing indebtedness, to purchase container equipment, and for general corporate purposes (including the payment of dividends).

TCIL and TALICC are jointly and severally liable for all obligations of the borrowers under the Credit Facilities. Triton, as guarantor, has unconditionally guaranteed all of the obligations of the borrowers under each of the Credit Facilities. Neither the Term Loan Facility nor the Revolving Credit Facility is secured by any assets of TCIL, TALICC, Triton or any other person. For more information on the amended Credit Facilities see our Current Report on Form 8-K filed on October 14, 2021.

TCIL’s Outstanding Senior Secured Notes Become Unsecured

In addition, on October 14, 2021, TCIL’s outstanding senior secured notes (including $600 million aggregate principal amount of 0.800% Senior Secured Notes due 2023 (the “2023 Notes”), $600 million aggregate principal amount of 2.050% Senior Secured Notes due 2026 (the “2026 Notes”), $500 million aggregate principal amount of 1.150% Senior Secured Notes due 2024 (the “2024 Notes”), and $600 million aggregate principal amount of 3.150% Senior Secured Notes due 2031 (the “2031 Notes” and together with the 2023 Notes, the 2026 Notes, the 2024 Notes and the 2031 Notes, the “Outstanding Senior Notes”)) became unsecured in accordance with their terms, which provided for the release of collateral in the event that TCIL obtained ratings from at least two rating agencies that reflect an investment grade rating for TCIL and the Outstanding Senior Notes..

The amendment and restatement of the Credit Facilities and the Outstanding Senior Notes becoming unsecured are referred to herein collectively as the “October 2021 Financing Transactions.”

Concurrently with the closing of this offering, TALICC will enter into a supplemental indenture to each of the indentures governing the Outstanding Senior Notes pursuant to which TALICC will fully and unconditionally guarantee the Outstanding Senior Notes except as may be limited to the maximum amount permitted under applicable law.

Financing Structure

On July 12, 2016, TCIL and TAL International Group, Inc., a Delaware corporation (“TAL”), combined in an all-stock merger (the “Merger”) under a newly-formed company, Triton International Limited, which is domiciled in Bermuda and is listed on the New York Stock Exchange under the stock symbol “TRTN”.

Triton utilizes various secured financing structures at its subsidiaries to fund equipment purchases, including bank revolving and term loan facilities, senior notes and asset-backed securitization (“ABS”) notes. Equipment investment is allocated among these subsidiaries based on the subsidiaries’ domicile and related tax considerations. The following chart sets forth a condensed summary of our principal financing structures as of September 30, 2021 on a pro forma basis after giving effect to entering into the October 2021 Financing Transactions (dollar amounts in the table below are in millions):

The Offering

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should carefully review the “Description of the Notes” section in this prospectus supplement, which contains a more detailed description of the terms and conditions of the Notes.

Issuers	Triton Container International Limited and TAL International Container Corporation

Notes Offered	$600,000,000 aggregate principal amount of 3.250% Senior Notes due 2032.

Maturity Date	The Notes will mature on March 15, 2032.

Interest	The Notes will bear interest from January 19, 2022 at a rate of 3.250% per annum, payable semiannually, in cash in arrears, on March 15 and September 15 of each year, commencing September 15, 2022.

Parent Guarantor	Triton International Limited

Guarantee	The Parent Guarantor will fully and unconditionally guarantee the Notes on a senior unsecured basis.

Optional Redemption	In whole or in part, at any time and from time to time prior to December 15, 2031 (the date that is three months prior to their maturity) (the “Par Call Date”), at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes mature on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 25 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. At any time on or after the Par Call Date, the Issuers may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date. See “Description of Notes—Optional Redemption.”

Change of Control Triggering Event	If a change of control triggering event occurs, each holder will have the right to require the Issuers to repurchase all or any part of such holder’s Notes at a purchase price of 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. See “Description of Notes—Change of Control Triggering Event.”

Ranking	The Notes will be senior obligations of the Issuers and will rank:

•

equal in right of payment with all other existing and future unsubordinated indebtedness of the Issuers and senior in right of payment to all existing and future subordinated indebtedness of the Issuers;

•	effectively junior to any existing or future indebtedness of the Issuers that is secured by liens on assets of the Issuers to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to any existing or future indebtedness and other obligations of the Issuers’ subsidiaries (other than TALICC), none of which guarantee the Notes.

The Parent Guarantee will rank:

•

equal in right of payment with all other existing and future unsubordinated indebtedness of the Parent Guarantor and senior in right of payment to all existing and future subordinated indebtedness of the Parent Guarantor;

•

effectively junior to any existing or future indebtedness of the Parent Guarantor secured by liens on assets of the Parent Guarantor to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to any existing or future indebtedness and other obligations of the Parent Guarantor’s subsidiaries (other than the Issuers), none of which guarantee the Notes.

As of September 30, 2021 on a pro forma basis after giving effect to entering into the October 2021 Financing Transactions and TALICC’s guarantee of the Outstanding Senior Notes:

•

the Issuers had $4.1 billion of unsecured indebtedness outstanding (including $1,104 million under the Term Loan Facility, $675 million under the Revolving Credit Facility; $2.3 billion under the Outstanding Senior Notes and $24 million of derivative liabilities); the Issuers had the ability to borrow an additional $899 million of unsecured indebtedness under the Revolving Credit Facility; and other than $16 million of finance lease obligations of TALICC, the Issuers had no secured indebtedness outstanding;

•	the Parent Guarantor had no indebtedness outstanding, other than its guarantee of the Credit Facilities and the Outstanding Senior Notes; and

•

the Issuers’ subsidiaries (other than TALICC), none of which guarantee the Notes, had $4.2 billion of indebtedness and other liabilities (including trade payables) outstanding (excluding intercompany liabilities), all of which are structurally senior to the Notes with respect to the assets held by such subsidiaries.

As of September 30, 2021, the Issuers on a standalone basis together had total assets of approximately $6.6 billion, excluding equity in their subsidiaries. In addition, for the nine months ended September 30, 2021, the Issuers’ subsidiaries (other than TALICC), none of which guarantee the Notes, had revenues of $0.5 billion (representing 47% of our total revenues) and, as of September 30, 2021, held $5.6 billion of assets (representing 46% of our total assets).

Restrictive Covenants	The indenture governing the Notes will contain covenants that limit the ability of (i) the Issuers and their respective subsidiaries to incur secured debt and (ii) the Issuers and the Parent Guarantor to transfer all or substantially all of their assets or enter into merger or consolidation transactions.

These covenants are subject to a number of important limitations and exceptions as described under “Description of Notes—Certain Covenants.”

No Prior Market	The Notes will be new securities for which there is currently no market. Although the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.

Listing	The Issuers do not intend to apply to list the Notes on any securities exchange or any automated dealer quotation system.

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds	We intend to use the net proceeds from this offering to repay borrowings under the Revolving Credit Facility. See “Use of Proceeds.”

Affiliates of certain of the underwriters are lenders under the Revolving Credit Facility and therefore will receive net proceeds from this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Risk Factors	You should carefully consider the information set forth under the caption “Risk Factors” before deciding to invest in the Notes.

Summary Historical Financial Data and Other Information

The following table summarizes certain selected historical financial, operating and other data of the Company. The selected historical consolidated statements of operations data, balance sheet data and other financial data as of and for each of the three years ended December 31, 2020, December 31, 2019 and December 31, 2018 were derived from our audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 16, 2021 (the “2020 Annual Report”), which is incorporated by reference herein. The summary historical consolidated statements of operations data, balance sheet data and other data as of and for the nine-month periods ended September 30, 2021 and September 30, 2020 were derived from our unaudited interim consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which was filed with the SEC on October 26, 2021 (the “2021 Third Quarterly Report”), which is incorporated by reference herein. The unaudited financial data presented have been prepared on a basis consistent with our audited consolidated financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. Operating results for the nine months ended September 30, 2021 are not necessarily indicative of results that may be expected for the fiscal year ending December 31, 2021. You should read this table in conjunction with the information contained in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the notes thereto which are incorporated by reference from our 2020 Annual Report and 2021 Third Quarterly Report.

	Nine Months ended		Fiscal Year ended
($ in thousands)	September 30, 2021	September 30, 2020	December 31, 2020	December 31, 2019	December 31, 2018
Statement of Operations Data:
Leasing revenues:
Operating leases	$1,085,874	$946,579	$1,276,697	$1,307,218	$1,328,756
Finance leases	30,844	24,043	31,210	40,051	21,547

Total leasing revenues	1,116,718	970,622	1,307,907	1,347,269	1,350,303

Equipment trading revenues	103,546	58,377	85,780	83,993	83,039
Equipment trading expenses	(75,516)	(50,555)	(70,981)	(69,485)	(64,118)

Trading margin	28,030	7,822	14,799	14,508	18,921

Net gain (loss) on sale of leasing equipment	78,964	19,351	37,773	27,041	35,377
Net gain (loss) on sale of building	—	—	—	—	20,953
Operating expenses:
Depreciation and amortization	460,856	402,235	542,128	536,131	545,138
Direct operating expenses	21,246	78,859	93,690	79,074	48,326
Administrative expenses	65,326	61,092	80,532	75,867	80,033
Transaction and other costs	—	—	—	—	88
Provision (reversal) for doubtful accounts	(2,467)	4,608	2,768	590	(231)

Total operating expenses	544,961	546,794	719,118	691,662	673,354

Operating income (loss)	678,751	451,001	641,361	697,156	752,200

	Nine Months ended		Fiscal Year ended
($ in thousands)	September 30, 2021	September 30, 2020	December 31, 2020	December 31, 2019	December 31, 2018
Other expenses (income):
Interest and debt expense	$169,355	$198,652	$252,979	$316,170	$322,731
Debt termination expense	132,523	24,376	24,734	2,543	6,090
Other (income) expense, net	(1,195)	(4,179)	(4,371)	(2,387)	(3,934)

Total other expenses	300,683	218,849	273,342	316,326	324,887

Income (loss) before income taxes	378,068	232,152	368,019	380,830	427,313
Income tax expense (benefit)	38,281	28,070	38,240	27,551	70,641

Net income (loss)	$339,787	$204,082	$329,779	$353,279	$356,672

Less: income attributable to noncontrolling interest(1)	—	—	—	592	7,117
Less: dividend on preferred shares	32,713	30,850	41,362	13,646	—

Net income (loss) attributable to common shareholders	$307,074	$173,232	$288,417	$339,041	$349,555

	Nine Months ended		Fiscal Year ended
($ in thousands)	September 30, 2021	September 30, 2020	December 31, 2020	December 31, 2019	December 31, 2018
Balance Sheet Data (end of period):
Cash and cash equivalents (including restricted cash)	$209,369	336,743	$151,996	$168,972	$159,539
Accounts receivable, net	298,036	214,978	226,090	210,697	264,382
Revenue earning assets, net	11,364,730	8,725,353	8,980,138	8,920,393	9,467,969
Total assets	12,201,600	9,624,675	9,712,533	9,642,633	10,270,013
Debt, net of unamortized debt costs	8,241,240	6,429,434	6,403,270	6,631,525	7,529,432
Shareholders’ equity	2,978,870	2,518,889	2,565,948	2,532,237	2,203,696
Noncontrolling interests(1)	—	—	—	—	121,513
Total equity (including noncontrolling interests)	2,978,870	2,518,889	2,565,948	2,532,237	2,325,209
Other Financial Data:
Capital expenditures	$2,791,943	$354,425	$744,129	$240,170	$1,603,507
Proceeds from sale of equipment, net of selling costs	165,066	182,819	255,104	217,296	163,256

(1)	The Company acquired all of the remaining third-party partnership interests in Triton Container Investments LLC during 2019.

RISK FACTORS

Before making an investment decision, you should carefully consider the risk factors described below as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes. In particular, see the risk factors set forth in our 2020 Annual Report, beginning on page 14 thereof. Any of these risks could materially and adversely affect our business, financial condition, results of operations or cash flows. The risk and uncertainties we face are not limited to those described below. Additional risks and uncertainties that we are unaware of or that we believe are less significant than those set forth in the risk factors described below could also materially adversely affect our business, financial condition, results of operations or cash flows and/or the value of your investment. In any case, the value of the Notes could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to Our Business and Industry

For a discussion of the risks related to our business and industry, including risks related to the COVID-19 pandemic, see “Item 1A. Risk Factors” in Triton’s 2020 Annual Report, which is incorporated by reference herein. See “Where You Can Find More Information” in the accompanying prospectus.

Risks Related to Our Indebtedness and the Notes

We have a substantial amount of debt outstanding and have significant debt service requirements. Our high level of indebtedness may reduce our financial flexibility, impede our ability to operate and increase our risk of default.

We use substantial amounts of debt to fund our operations, particularly our purchase of equipment. As of September 30, 2021, we had outstanding indebtedness of approximately $8,308 million, without giving effect to this offering of Notes. Total interest and debt expense for the twelve months ended September 30, 2021 was $224 million. As of September 30, 2021, on a pro forma basis after giving effect to the October 2021 Financing Transactions, Triton and its subsidiaries had outstanding indebtedness of approximately $8,308 million on a consolidated basis and TCIL and TALICC had the ability to borrow an additional $899 million under the Revolving Credit Facility.

Our substantial amount of debt could have important consequences for investors, including:

•

making it more difficult for us to satisfy our obligations with respect to the Notes and our other indebtedness, which could result in an event of default under the agreements governing such indebtedness and potentially lead to insolvency;

•

requiring us to dedicate a substantial portion of our cash flow from operations to make payments on our debt, thereby reducing funds available for operations, capital expenditures, future business opportunities and other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•

reducing our profit margin and investment returns on new container investments if we are unable to pass along increases in our cost of financing to our customers through higher lease rates, making it difficult for us to pay dividends on or repurchase our common and preferred shares;

•	increasing our vulnerability to general adverse economic and industry conditions, including changes in interest rates; and

•	placing us at a competitive disadvantage compared to our competitors having less debt.

We may also incur substantial additional indebtedness in the future. To the extent that new indebtedness is added to current debt levels, the risks described above would increase.

We may not be able to refinance any of our indebtedness on commercially reasonable terms or at all.

During difficult market environments, lenders to the container leasing industry may become more cautious, decreasing our sources of available debt financing and increasing our borrowing costs. In addition, we are the largest container leasing exposure for many of our lenders, and the amount of incremental loans available from our existing lenders may become constrained due to single-name credit limitations. If we cannot refinance our indebtedness, we may have to take actions such as selling assets, seeking equity capital or reducing or delaying future capital expenditures or other business investments, which could have a material adverse impact on our growth rate, profitability and cash flows. Such actions, if necessary, may not be effected on commercially reasonable terms.

Our Credit Facilities and other indebtedness impose significant operating and financial restrictions, which may prevent us from pursuing certain business opportunities and taking certain actions.

Our Credit Facilities and other indebtedness impose, and the terms of any future indebtedness may impose, significant operating, financial and other restrictions on us and our subsidiaries. These restrictions may limit or prohibit, among other things, our ability to:

•	incur additional indebtedness;

•	pay dividends on or redeem or repurchase our shares;

•	make loans and investments;

•	create liens;

•	sell certain assets or merge with or into other companies;

•	enter into certain transactions with our shareholders and affiliates;

•	cause our subsidiaries to make dividend, distributions and other payments to us; and

•	otherwise conduct necessary corporate activities.

These restrictions could adversely affect our ability to finance our future operations or capital needs and pursue available business opportunities. In addition, certain agreements governing our indebtedness contain financial maintenance covenants that require us to satisfy certain ratios such as maximum leverage, minimum net worth and minimum fixed charge coverage. A breach of any of the above restrictions or financial covenants could result in an event of default in respect of the related indebtedness. If an event of default occurs, the relevant lenders could elect to declare the indebtedness to be immediately due and payable and, if the indebtedness is secured, proceed against any collateral securing that indebtedness.

There are limited restrictive covenants in the indenture governing the Notes and the restrictive covenants in the indenture governing the Notes are subject to a number of important qualifications and exceptions. Among other things, despite our substantial indebtedness, we and our subsidiaries may still be able to incur significantly more debt. This could intensify the risks described above.

The terms of the indenture governing the Notes do not contain any restriction on the ability of the Issuers and their respective subsidiaries to incur additional indebtedness, unless such indebtedness is secured by liens. The terms of the Credit Facilities and other debt agreements limit the ability of the Issuers and their respective subsidiaries to incur additional indebtedness, however, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future, much of which could constitute (i) secured indebtedness of TCIL or TALICC, as applicable, that would be effectively senior to the Notes offered hereby to the extent of the value of the collateral securing such indebtedness or (ii) indebtedness of the Issuers’ subsidiaries (excluding TALICC) that would be structurally senior to the Notes. In addition, neither the indenture governing the Notes nor any of our other existing debt agreements restrict Triton in any manner from incurring indebtedness. The more leveraged we become, the more we, and in turn our security holders, become exposed to the risks described above under “—We have a substantial amount of debt outstanding and have significant debt service requirements. Our high level of indebtedness may reduce our financial flexibility, impede our ability to operate and increase our risk of default.”

The Notes will be structurally subordinated to all liabilities of the Issuers’ subsidiaries (other than TALICC).

The Notes will be obligations of TCIL and TALICC, guaranteed by the Parent Guarantor, and will not be guaranteed by any of the Issuers’ subsidiaries. As a result, the Notes will be structurally subordinated to the indebtedness and other liabilities of the Issuers’ subsidiaries (other than TALICC). These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due under the Notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that the Issuers have to receive any assets of any subsidiary upon the liquidation or reorganization of such subsidiary, and the consequent rights of holders of Notes to realize proceeds from the sale of any such subsidiary’s assets, will be structurally subordinated to the claims of such subsidiary’s creditors, including trade creditors and holders of preferred equity interests of such subsidiary. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any subsidiary of the Issuers (other than TALICC), such subsidiary will pay the holders of its debts, holders of preferred equity interests and its trade creditors before it will be able to distribute any of its assets to the Issuers. For the nine months ended September 30, 2021, the Issuers’ subsidiaries (other than TALICC) had revenues of $0.5 billion (representing 47% of our total revenues) and, as of September 30, 2021, held $5.6 billion of assets (representing 46% of our total assets) and had $4.2 billion of indebtedness and other liabilities (including trade payables) outstanding (excluding intercompany liabilities), all of which would be structurally senior to the Notes with respect to the assets at these subsidiaries.

The Notes and the Parent Guarantee will be unsecured and will be effectively subordinated to any secured indebtedness of the Issuers and the Parent Guarantor to the extent of the value of the assets securing such indebtedness.

The Notes and the Parent Guarantee will be the Issuers’ and the Parent Guarantor’s unsecured obligations, respectively. The Notes and the Parent’s Guarantee will be effectively subordinated to all of the Issuers’ and the Parent Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing such obligations. The indenture governing the Notes will limit, but will not prohibit, the Issuers from incurring secured indebtedness in the future and the amount of secured indebtedness that the Issuers could incur may be substantial. See “Description of Notes – Certain Covenants – Limitation on Liens.” Furthermore, the indenture governing the Notes will not have any limitations on the ability of the Parent Guarantor to incur secured indebtedness. Because the Notes and the Parent Guarantee will be unsecured obligations, your right of repayment may be compromised in the following situations:

•	the Issuers or the Parent Guarantor enter into bankruptcy, liquidation, reorganization or other winding-up;

•	there is a default in payment under any of the Issuers’ or the Parent Guarantor’s secured indebtedness; or

•	there is an acceleration of any of the Issuers’ or the Parent Guarantor’s secured indebtedness.

If any of these events occurs, the secured lenders could foreclose on our assets in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the indenture governing the Notes at such time. As a result, upon the occurrence of any of these events, it is possible that there could be insufficient assets remaining after the Issuers’ or the Parent Guarantor’s secured creditors are paid in full from which the claims of the Issuers’ or the Parent Guarantor’s unsecured creditors, including the holders of the Notes, could be satisfied and therefore in such circumstances you may not receive payment in full for your Notes.

We may not have sufficient cash flows from operating activities to service our indebtedness, including the Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations, including the Notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the Notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt agreements and the indenture governing the Notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness, and could result in cross defaults and/or cross accelerations of our other debt agreements. If we are not able to obtain additional debt or equity capital on reasonable terms or at all, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our debt facilities also could restrict our ability to dispose of assets and use the proceeds from such dispositions to meet our debt service and other obligations. We may not be able to consummate any such dispositions and, if we are able to, any proceeds therefrom may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

Repayment of the Issuers’ debt obligations, including the Notes, is dependent, to a certain extent, on cash flow generated by the Issuers’ subsidiaries.

The Issuers’ subsidiaries own a portion of our assets and conduct a portion of our operations. Accordingly, repayment of the Issuers’ debt obligations, including the Notes, is dependent, to a certain extent, on the generation of cash flow by such subsidiaries and their ability to make such cash available to the Issuers, by dividend, debt repayment, management fees or otherwise. None of the Issuers’ subsidiaries will guarantee the Issuers’ obligations under the Notes and, as a result, such subsidiaries will not have any obligation to pay amounts due on the Notes or to make funds available for that purpose. The Issuers’ subsidiaries may not be able to, or may not be permitted to, make distributions to the Issuers to enable the Issuers to make payments on their respective debt obligations, including the Notes. Each of the Issuers’ subsidiaries is a separate and distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit the ability of the Issuers to obtain cash from their subsidiaries. In the event that TCIL and TALICC do not receive distributions from their respective subsidiaries, TCIL and TALICC may be unable to make required principal and interest payments on their indebtedness, including the Notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default or event of default under the agreements governing our indebtedness, including a default or event of default under our Credit Facilities, and that is not waived by the required holders of such indebtedness, and any remedies sought by the holders of such indebtedness, could prohibit us from making payments of principal, premium, if any, or interest on the Notes and could substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial maintenance covenants, in the agreements governing our indebtedness, we would be in default under those agreements. Upon the occurrence of any event of default under the agreements governing our indebtedness, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. In addition, the lenders under our Revolving Credit Facility could elect to terminate their commitments and cease making further loans. If our operating performance declines, we may in the future need to seek waivers from the required lenders under our debt facilities or amend our debt facilities to avoid being in default. If we breach our covenants under any of the agreements governing our indebtedness and seek a waiver, we may not be able to obtain a waiver from the required holders of such indebtedness. If this occurs, we would be in default under such indebtedness, the holders of such indebtedness could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Other Indebtedness” and “Description of Notes.”

A significant increase in our borrowing costs could negatively affect our financial condition, cash flow and results of operations.

Our lease rental stream is generally fixed over the life of our leases whereas our interest costs can vary over time. The interest rates on our debt financings have several components, including credit spreads and underlying benchmark rates. We employ various hedging strategies to mitigate this interest rate risk. Our hedging strategies rely considerably on assumptions and projections regarding our assets and lease portfolio as well as general market factors. If any of these assumptions or projections prove to be incorrect or our hedges do not adequately mitigate the impact of changes in interest rates, we may experience volatility in our earnings that could adversely affect our profitability and financial condition. In addition, we may not be able to find market participants that are willing to act as our hedging counterparties on acceptable terms or at all, which could have an adverse effect on the success of our hedging strategies.

Triton and TCIL are incorporated in Bermuda and a significant portion of their assets is located outside the United States. As a result, it may not be possible to enforce civil liability provisions of the federal or state securities laws of the United States against Triton and TCIL.

Triton and TCIL are incorporated under the laws of Bermuda and a significant portion of their assets is located outside the United States. It may not be possible to enforce court judgments obtained in the United States against Triton or TCIL in Bermuda or in countries, other than the United States, where they will have assets, based on the civil liability provisions of the federal or state securities laws of the United States. In addition, there is some doubt as to whether the courts of Bermuda and other countries would recognize or enforce judgments of United States courts obtained against Triton or TCIL or their officers or directors based on the civil liability provisions of the federal or state securities laws of the United States or would hear actions against Triton or TCIL or those persons based on those laws. We have been advised by our legal advisors in Bermuda that the United States and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely on United States federal or state securities laws, would not automatically be enforceable in Bermuda. Similarly, those judgments may not be enforceable in countries, other than the United States, where we have assets.

Payment obligations under TCIL’s master leasing arrangements may not be fully satisfied, resulting in shortfalls of amounts available to make payments on the Notes.

As of the date hereof, some of TCIL’s containers are, and may in the future be, subject to the Master Lease Agreement, dated as of July 1, 2013 (the “Master Lease Agreement”), entered into by and between TCIL, as lessor, and Triton Container International, Incorporated of North America, a subsidiary of TCIL (“TCNA”), as lessee. Pursuant to the terms of the Master Lease Agreement, TCIL leases containers to TCNA, and TCNA subleases such containers to end users located in any of the following jurisdictions: Australia, Germany, India, Indonesia, Japan, Korea, Tunisia and Russia. This master lease arrangement allows the end users located in such jurisdictions to utilize the provisions of various United States tax treaties.

The Master Lease Agreement requires that TCNA make rental payments to TCIL not later than the last day of the month following the month in which such rental payments are received by TCNA. In connection with the Master Lease Agreement, TCIL and TCNA have entered into a security agreement (the “Master Lease Security Agreement”) pursuant to which TCNA grants to TCIL a security interest in, inter alia, (i) end-user leases that TCNA enters into with respect to containers leased pursuant to the Master Lease Agreement, and (ii) revenue from such end-user leases Notwithstanding the foregoing, there is inherent in the structure set forth in the Master Lease Agreement the risk that, due to credit-related or other reasons affecting TCNA, including the bankruptcy of TCNA, a set-off asserted by TCNA with respect to amounts that TCIL owes to TCNA under the Master Lease Agreement or otherwise, or a failure by TCNA to comply with the terms of the Master Lease Agreement, TCIL may not receive, or may experience delay in realizing, all the revenue payable by TCNA with respect to the containers that are subject to the Master Lease Agreement. In the future, certain containers may become subject to similar leasing agreements between TCIL and its affiliates for similar purposes as the Master Lease Agreement. Accordingly, the use of the Master Lease Agreement and similar arrangements, while providing access to additional leasing markets for TCIL’s containers could adversely affect the timing and amount of principal and interest payments on the Notes.

We may not be able to repurchase the Notes upon a change of control triggering event.

Upon a change of control triggering event as defined in the indenture governing the Notes, the Issuers will be required to make an offer to repurchase all outstanding Notes at 101% of their principal amount, plus accrued and unpaid interest, unless the Issuers have previously given notice of their intention to exercise their right to redeem the Notes. See “Description of Notes—Change of Control Triggering Event.” The Issuers may not have sufficient financial resources to purchase all of the Notes that are tendered upon a change of control offer or, if then permitted under the indenture governing the Notes, to redeem the Notes. A failure to make the change of control offer or to pay the change of control purchase price when due would result in a default under the indenture. The occurrence of a change of control would also constitute an event of default under the Credit Facilities and may constitute an event of default under the terms of our other indebtedness. The terms of the Credit Facilities limit, and future debt agreement may also limit, the Issuers’ right to purchase or redeem certain indebtedness. In the event any purchase or redemption is prohibited, the Issuers may seek to obtain waivers from the required lenders under the Credit Facilities or holders of any other applicable indebtedness to permit the required repurchase or redemption, but the required holders of such indebtedness have no obligation to grant, and may refuse to grant such a waiver. Absent such a waiver, the indenture for the Notes will require the Issuers to repay all obligations under the Credit Facilities and such other indebtedness in order to eliminate such prohibitions; however, the Issuers may not have sufficient financial resources to do so and may not be able to refinance such obligations on commercially reasonable terms (or at all).

You may not be able to resell the Notes because there is no established market for them and one may not develop.

The Notes will constitute a new issue of securities with no established trading market. We do not intend to apply to list the Notes on any stock exchange. There can be no assurance as to:

•	the liquidity of any trading market that may develop for the Notes;

•	the ability of holders to sell their Notes; or

•	the price at which the holders will be able to sell their Notes.

If a trading market were to develop, the Notes might trade at a higher or lower price than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debt securities, our financial performance and the interest of securities dealers in making a market in the Notes.

We understand that the underwriters presently intend to make a market in the Notes. However, they are not obligated to do so, and any market-making activity with respect to the Notes may be discontinued at any time without notice. In addition, any market-making activity may be limited by applicable law. There can be no assurance that an active market will exist for the Notes or that any trading market that does develop will be liquid. Even if an active trading market for the Notes does develop, there is no guarantee that it will continue. The market, if any, for the Notes may experience disruptions, and such disruptions may adversely affect the liquidity in the market or the prices at which you may sell your Notes. In addition, subsequent to their initial issuance, the Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, its performance and other factors.

Our credit ratings may not reflect the risks of investing in the Notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due and include many subjective factors. Consequently, real or anticipated changes in our credit ratings will generally affect the value of the Notes. Also, these credit ratings may not reflect the potential impact of risks relating to the structure of the Notes or the trading market for the Notes. Agency ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating. There can be no assurance that our credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by a rating agency, if, in that rating agency’s judgment, circumstances so warrant. There can also be no assurance that our credit ratings will reflect all of the factors that would be important to holders of the Notes. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the value of the Notes, may increase our borrowing costs and may negatively impact our ability to incur additional debt.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Notes offered hereby, after deducting the underwriters’ discount and offering expenses payable by us, will be approximately $592.43 million. We intend to use the net proceeds from this offering to repay borrowings under the Revolving Credit Facility, which currently bear interest at 1.48% per annum. As of December 31, 2021, there was $1,112 million outstanding under the Revolving Credit Facility. The Revolving Credit Facility matures on October 14, 2026. Affiliates of certain of the underwriters are lenders under the Revolving Credit Facility and therefore will receive net proceeds from this offering. See “Underwriting (Conflicts of Interest)— Conflicts of Interest.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents, restricted cash and consolidated capitalization as of September 30, 2021 on: (i) a historical basis, (ii) an as adjusted basis after giving effect to entering into the October 2021 Financing Transactions, the issuance and sale of the Notes offered hereby and TALICC’s guarantee of the Outstanding Senior Notes.

You should read this table in conjunction with the information contained in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto incorporated by reference herein from our 2021 Third Quarterly Report.

	Actual	As Adjusted
(in thousands, except share data)
Cash and cash equivalents	$118,972	$116,405
Restricted cash	90,397	90,397

Total cash and cash equivalents and restricted cash	$209,369	$206,802

Debt(1)
Debt of TCIL and TALICC
Revolving Credit Facility(2)	675,000	80,000
Term Loan Facility(2)	705,000	1,103,600
TAL Revolving Credit Facility	80,000	—
TAL Term Loan Facility	318,600	—
Finance lease obligations	15,619	15,619
Notes due 2023	600,000	600,000
Notes due 2024	500,000	500,000
Notes due 2026	600,000	600,000
Notes due 2031	600,000	600,000
Notes due 2032 offered hereby	—	600,000

Total debt of TCIL and TALICC	$4,094,219	$4,099,219

Subsidiary Debt
Asset-backed securitization term loan and notes	3,893,421	3,893,421
Asset-backed securitization warehouse	320,000	320,000
Total subsidiary debt	$4,213,421	$4,213,421

Total debt outstanding	$8,307,640	$8,312,640

Shareholders’ Equity
Common shares, $0.01 par value, 270,000,000 shares authorized, 81,296,359 shares issued, actual and as adjusted	813	813
Undesignated shares, $0.01 par value, 800,000 shares authorized, no shares issued and outstanding, actual and as adjusted	—	—
8.50% Series A Preference Shares, $0.01 par value, $25.00 liquidation preference, 3,450,000 shares authorized, issued and outstanding, actual and as adjusted	86,250	86,250
8.00% Series B Preference Shares, $0.01 par value, $25.00 liquidation preference, 5,750,000 shares authorized, issued and outstanding, actual and as adjusted	143,750	143,750
7.375% Series C Preference Shares, $0.01 par value, $25.00 liquidation preference, 7,000,000 shares authorized, issued and outstanding, actual and as adjusted	175,000	175,000

	Actual	As Adjusted
(in thousands, except share data)
6.875% Series D Preference Shares, $0.01 par value, $25.00 liquidation preference, 6,000,000 shares authorized, issued and outstanding, actual and as adjusted	$150,000	$150,000
5.75% Series E Preference Shares, $0.01 par value, $25.00 liquidation preference, 7,000,000 shares authorized, issued and outstanding, actual and as adjusted	175,000	175,000
Treasury shares, at cost, 14,280,091 shares, actual and as adjusted	(456,218)	(456,218)
Additional paid-in capital	902,265	902,265
Accumulated earnings	1,866,645	1,866,645
Accumulated other comprehensive income (loss)	(64,635)	(64,635)
Total shareholders’ equity	$2,978,870	$2,978,870

Total capitalization	$11,286,510	$11,291,510

(1)	The amounts in the table above are gross amounts and are not net of any capitalized debt issuance costs, other financing costs or fair value adjustments.
(2)	The Credit Facilities are also fully and unconditionally guaranteed by Triton.

DESCRIPTION OF OTHER INDEBTEDNESS

The following contains a summary of the material provisions of certain other material debt agreements of the Issuers and their subsidiaries. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the underlying documents.

0.800% Senior Secured Notes due 2023

On August 6, 2021, TCIL issued an aggregate of $600 million of 0.800% Senior Secured Notes due 2023 (the “2023 Notes”). The 2023 Notes were issued pursuant to the Indenture dated as of August 6, 2021 by and among TCIL, as issuer, Triton, as guarantor, and Wilmington Trust, National Association, as trustee (the “2023 Notes Indenture”). The 2023 Notes mature on August 1, 2023. Interest on the 2023 Notes accrues at the rate of 0.800% per annum and is payable on a semi-annual basis in arrears on February 1 and August 1 of each year, commencing February 1, 2022. The 2023 Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to, but not including, the redemption date. Upon the occurrence of a change of control triggering event (as defined in the 2023 Notes Indenture), TCIL will be required to offer to purchase all of the 2023 Notes outstanding at a purchase price equal to 101% of the aggregate principal amount of the 2023 Notes purchased, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. The restrictive covenants and events of default in the 2023 Notes Indenture are similar to the restrictive covenants and events of default contained in the indenture governing the Notes offered hereby. As described above under “Prospectus Supplement Summary – Recent Developments – TCIL’s Outstanding Senior Secured Notes Become Unsecured,” the 2023 Notes became unsecured on October 14, 2021.

1.150% Senior Secured Notes due 2024

On June 7, 2021, TCIL issued an aggregate of $500 million of 1.150% Senior Secured Notes due 2024 (the “2024 Notes”). The 2024 Notes were issued pursuant to the Indenture dated as of June 7, 2021 by and among TCIL, as issuer, Triton, as guarantor, and Wilmington Trust, National Association, as trustee (the “2024 Notes Indenture”). The 2024 Notes mature on June 7, 2024. Interest on the 2024 Notes accrues at the rate of 1.150% per annum and is payable on a semi-annual basis in arrears on June 7 and December 7 of each year, commencing December 7, 2021. The 2024 Notes are redeemable, in whole or in part, at any time prior to May 7, 2024 at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to, but not including, the redemption date. At any time on or after May 7, 2024, TCIL may, at its option, redeem some or all of the 2024 Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any to, but not including, the date of redemption. Upon the occurrence of a change of control triggering event (as defined in the 2024 Notes Indenture), TCIL will be required to offer to purchase all of the 2024 Notes outstanding at a purchase price equal to 101% of the aggregate principal amount of the 2024 Notes purchased, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. The restrictive covenants and events of default in the 2024 Notes Indenture are similar to the restrictive covenants and events of default contained in the indenture governing the Notes offered hereby. As described above under “Prospectus Supplement Summary – Recent Developments – TCIL’s Outstanding Senior Secured Notes Become Unsecured,” the 2024 Notes became unsecured on October 14, 2021.

3.150% Senior Secured Notes due 2031

On June 7, 2021, TCIL issued an aggregate of $600 million of 3.150% Senior Secured Notes due 2031 (the “2031 Notes”). The 2031 Notes were issued pursuant to the Indenture dated as of June 7, 2021 by and among TCIL, as issuer, Triton, as guarantor, and Wilmington Trust, National Association, as trustee (the “2031 Notes Indenture”). The 2031 Notes mature on June 15, 2031. Interest on the 2031 Notes accrues at the rate of 3.150% per annum and is payable on a semi-annual basis in arrears on June 15 and December 15 of each year, commencing December 15, 2021. The 2031 Notes are redeemable, in whole or in part, at any time prior to

March 15, 2031 at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to, but not including, the redemption date. At any time on or after March 15, 2031, TCIL may, at its option, redeem some or all of the 2031 Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any to, but not including, the date of redemption. Upon the occurrence of a change of control triggering event (as defined in the 2031 Notes Indenture), TCIL will be required to offer to purchase all of the 2031 Notes outstanding at a purchase price equal to 101% of the aggregate principal amount of the 2031 Notes purchased, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. The restrictive covenants and events of default in the 2031 Notes Indenture are similar to the restrictive covenants and events of default contained in the indenture governing the Notes offered hereby. As described above under “Prospectus Supplement Summary – Recent Developments – TCIL’s Outstanding Senior Secured Notes Become Unsecured,” the 2031 Notes became unsecured on October 14, 2021.

2.050% Senior Secured Notes due 2026

On April 15, 2021, TCIL issued an aggregate of $600 million of 2.050% Senior Secured Notes due 2026 (the “2026 Notes”). The 2026 Notes were issued pursuant to the Indenture dated as of April 15, 2021 by and among TCIL, as issuer, Triton, as guarantor, and Wilmington Trust, National Association, as trustee (the “2026 Notes Indenture”, collectively with the 2024 Notes Indenture, the 2031 Notes Indenture and the 2023 Notes Indenture, the “Outstanding Senior Notes Indentures”). The 2026 Notes mature on April 15, 2026. Interest on the 2026 Notes accrues at the rate of 2.050% per annum and is payable on a semi-annual basis in arrears on April 15 and October 15 of each year, commencing October 15, 2021. The 2026 Notes are redeemable, in whole or in part, at any time prior to March 15, 2026 at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to, but not including, the redemption date. At any time on or after March 15, 2026, TCIL may, at its option, redeem some or all of the 2026 Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any to, but not including, the date of redemption. Upon the occurrence of a change of control triggering event (as defined in the 2026 Notes Indenture), TCIL will be required to offer to purchase all of the 2026 Notes outstanding at a purchase price equal to 101% of the aggregate principal amount of the 2026 Notes purchased, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. The restrictive covenants and events of default in the 2026 Notes Indenture are similar to the restrictive covenants and events of default contained in the indenture governing the Notes offered hereby. As described above under “Prospectus Supplement Summary – Recent Developments – TCIL’s Outstanding Senior Secured Notes Become Unsecured,” the 2026 Notes became unsecured on October 14, 2021.

Term Loan and Revolving Facilities

Term Loan Facility

On October 14, 2021, TCIL and TALICC, entered into an Amended and Restated Term Loan Agreement among, inter alios, TCIL and TALICC, each as a borrower, Triton, as guarantor (and together with TCIL and TALICC, the “Triton Term Loan Facility Parties”), various lenders from time to time party thereto and PNC Bank, National Association, as administrative agent (the “Term Loan Facility”). TCIL borrowed $1.2 billion under the Term Loan Facility and the proceeds were used to refinance existing indebtedness, to purchase container equipment and for general corporate purposes. As of December 31, 2021, there was $1,176 million outstanding under the Term Loan Facility.

The Term Loan Facility will be payable on the last business day of each of March, June, September and December in an amount equal to two percent (2%) of the outstanding principal amount of the facility on each such payment date (subject to adjustments in respect of any prepayments and any increase of the facility), and matures on May 27, 2026.

Borrowings under the Term Loan Facility will bear interest at a rate equal to an applicable margin plus, at TCIL’s option, either (a) a base rate determined by reference to the highest of (1) the prime rate of PNC Bank, National Association, as administrative agent, (2) the U.S. federal funds rate plus 0.5% and (3) a daily LIBOR rate plus 1.0% or (b) LIBOR for the relevant interest period determined by reference to the costs of funds for Eurodollar deposits in dollars in the London interbank market for the interest period relevant to such borrowing adjusted for certain additional costs. The applicable margin in respect of base rate loans will be between 0.250% and 0.625% and the applicable margin in respect of LIBOR loans will be between 1.250% and 1.625%, in each case based on the rating of Triton’s senior unsecured debt assigned by S&P Global Ratings (“S&P”). Under certain circumstances (including LIBOR ceasing to be quoted), the facility will provide for the substitution of the LIBOR rate with a replacement index and to make conforming changes to the facility.

Under the Term Loan Facility, the Triton Term Loan Facility Parties will be required to maintain a total debt ratio not to exceed 4.0 to 1.0 and, for the most recent six consecutive fiscal quarters then ending, a minimum interest coverage ratio of not less than 1.25 to 1.0, and TCIL and TALICC will be required to maintain an unencumbered assets coverage ratio of not less than 1.2 to 1.0.

The Term Loan Facility contains customary representations and warranties and affirmative and negative covenants (with customary exceptions, qualifications and limitations), including limitations on TCIL’s and its restricted subsidiaries’ ability to, among other things: incur additional indebtedness; pay dividends and make other restricted payments; create liens on assets; undertake mergers, consolidations and dispositions of all or substantially all of TCIL’s assets; engage in certain transactions with affiliates; or change the business in which it is engaged, as well as customary events of default. Pursuant to the amendment and restatement of the Term Loan Facility, the indebtedness incurred thereunder became unsecured.

Revolving Credit Facility

On October 14, 2021, TCIL and TALICC entered into the Eleventh Restated and Amended Credit Agreement among, inter alios, TCIL and TALICC, each as a borrower, Triton, as guarantor (and together with TCIL and TALICC, the “Triton Revolving Credit Facility Parties”), the various lenders from time to time party thereto, and Citibank, N.A., Fifth Third Bank, National Association, Mizuho Bank, Ltd., MUFG Bank, Ltd., PNC Bank, National Association, Royal Bank of Canada, Truist Bank as syndication agents, Industrial and Commercial Bank of China, Ltd., New York Branch, as documentation agent, BofA Securities, Inc., Citibank, N.A., Fifth Third Bank, National Association, Mizuho Bank, Ltd., MUFG Bank, Ltd., PNC Bank, National Association, Royal Bank of Canada, Truist Securities, Inc., as joint lead arrangers and Bank of America, N.A., as administrative agent (the “Revolving Credit Facility”). The Revolving Credit Facility provides for an total aggregate maximum amount not to exceed $2 billion, with up to an additional $500 million available pursuant to an accordion feature and incremental borrowing capacity available under a “grower” basket provision. The borrowers may at any time (but not more than twice in any calendar quarter) request an optional increase of the commitment amount for all such commitment increases not to exceed $500 million, provided certain conditions are satisfied. As of December 31, 2021, the outstanding loan amount under the Revolving Credit Facility was $1,112 million. Additionally, the Revolving Credit Facility includes a letter of credit facility with an aggregate commitment of $100 million. Proceeds from the Revolving Credit Facility may be used to refinance existing debt, for working capital, for purchase of container equipment and for general corporate purposes (including the payment of dividends to its shareholders). The Revolving Credit Facility matures on October 14, 2026.

Borrowings under the Revolving Credit Facility bear interest at a rate equal to an applicable margin plus, either (a) a base rate determined by reference to the higher of (1) the prime rate of Bank of America, N.A., as administrative agent, (2) the U.S. federal funds rate plus 0.5% and (3) LIBOR as in effect for one month plus 1.0% or (b) LIBOR for the relevant interest period determined by reference to the costs of funds for Eurodollar deposits in dollars in the London interbank market for the interest period relevant to such borrowing adjusted for certain additional costs. The applicable margin in respect of base rate loans is between 0.25% and 0.625% and the applicable margin in respect of LIBOR loans is between 1.250% and 1.625%, in each case based on the rating of Triton’s senior unsecured debt assigned by Standard & Poor’s Rating Services. Under certain circumstances (including LIBOR ceasing to be quoted), the facility provides for the substitution of the LIBOR rate with an alternate benchmark rate and to make conforming changes to the facility such that in a manner substantially consistent with market practice or, if market practice is not administratively feasible, as otherwise reasonably determined by the administrative agent.

Under the Revolving Credit Facility, the Triton Revolving Credit Facility Parties will be required to maintain a total debt ratio not to exceed 4.0 to 1.0, for the most recent six consecutive fiscal quarters then ending, a minimum interest coverage ratio of not less than 1.25 to 1.0, and an unencumbered assets coverage ratio of not less than 1.2 to 1.0.

The Revolving Credit Facility contains customary representations and warranties and affirmative and negative covenants (with customary exceptions, materiality qualifiers and limitations), including limitations on TCIL’s and TALICC’s and their restricted subsidiaries’ ability to, among other things: incur additional indebtedness; pay dividends and other restricted payments; create liens on assets; undertake mergers, consolidations, and disposition of all or substantially all assets; engage in certain transactions with affiliates; or change in the business conducted, as well as customary events of default. Pursuant to the amendment and restatement of the Revolving Loan Facility, the indebtedness incurred thereunder became unsecured.

Asset-Backed Securitizations

TIF Funding LLC Warehouse

On December 13, 2018, TIF Funding LLC, a wholly owned subsidiary of TCIL (“TIF”), entered into a Loan and Security Agreement among TIF, as borrower, the lenders party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent, and Wilmington Trust, National Association as collateral agent and securities intermediary (the “TIF Warehouse”), providing for an aggregate $1.125 billion revolving credit facility which may be increased to an aggregate amount not to exceed $1.525 billion if certain conditions are satisfied. Proceeds from the facility may be used for the acquisition or refinancing of eligible containers and general corporate purposes of TIF, including the distribution of dividends, repayment of debt, and paying costs relating to the facility. The facility matures on November 15, 2027.

The TIF Warehouse is subject to an asset base test and is available to TIF in an amount equal to the lesser of (I) the available commitments thereunder and (II) the excess of (1) the sum of (a) the product of (i) an advance rate of 81% (which, after the conversion date (November 13, 2023 or earlier if an early amortization event occurs), shall decrease by 0.20833% monthly), multiplied by (ii) the sum of (A) the aggregate net book value of all eligible containers, plus (B) up to the receivables threshold (an amount equal to the lesser of $5.5 million and 0.55% of the aggregate net book value of all eligible containers) of any receivables resulting from the sale or other disposition of eligible containers that were either owned by TIF or subject to a finance lease for which TIF is the lessor, so long as such receivables were not outstanding for more than 60 days, plus (b) the amounts on deposit in the restricted cash account, over (2) manufacturer debt (a current account payable of TIF) incurred by TIF in connection with the acquisition of containers with respect to all manager containers included in the calculation of the amount set forth in clause (1) above.

Borrowings under the TIF Warehouse bear interest at a rate equal to an applicable margin plus, at TIF’s option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Wells Fargo Bank, National Association, as administrative agent (2) the U.S. federal funds rate plus 0.5% and (3) LIBOR that would be in effect for one month plus 1.0% or (b) LIBOR for the relevant interest period determined by reference to the costs of funds for eurodollar deposits in dollars in the London interbank market for the interest period relevant to such borrowing adjusted for certain additional costs. The applicable margin in respect of all loans is 1.85% prior to November 13, 2023 and 2.85% on and after November 13, 2023 (or earlier if an early amortization event occurs). Under certain circumstances (including LIBOR ceasing to be quoted), the facility provides for the substitution of the LIBOR rate with an alternate benchmark rate and to make conforming changes to the facility such that in a manner substantially consistent with market practice or, if market practice is not administratively feasible, as otherwise reasonably determined by the administrative agent.

The TIF Warehouse contains negative and affirmative covenants, representations and warranties and events of default that are customary for facilities of this type, all of which are subject to various exceptions and qualifications.

TIF Funding II LLC

On August 26, 2020, TIF Funding II LLC, a wholly owned subsidiary of TCIL (“TIF II”), entered into an Indenture (the “TIF II Indenture”) providing for the issue and sale of one or more series of asset-backed notes.

•

Pursuant to the TIF II Indenture and the Series 2020-1 Supplement to the TIF II Indenture, dated as of August 26, 2020, TIF II issued the following series of asset-backed notes: (i) $298.2 million of 2.09% Fixed Rate Asset-Backed Notes, Series 2020-1, Class A due in August 2045 and (ii) $14.7 million of 3.82% Fixed Rate Asset-Backed Notes, Series 2020-1, Class B due in August 2045 (the “TIF II Series 2020-1 Notes”). Interest and scheduled principal on the TIF II Series 2020-1 Notes is payable monthly on the twentieth day of each month. If the TIF II Series 2020-1 Notes are not repaid in full by the anticipated repayment date, which is February 21 2028, it will trigger an early amortization event.

•

Pursuant to the TIF II Indenture and the Series 2021-1 Supplement to the TIF II Indenture, dated as of February 3, 2021, TIF II issued the following series of asset-backed notes: (i) $479.1 million of 1.65% Fixed Rate Asset-Backed Notes, Series 2021-1, Class A due in February 2046 and (ii) $23.8 million of 2.54% Fixed Rate Asset-Backed Notes, Series 2021-1, Class B due in February 2046 (the “TIF II Series 2021-1 Notes”). The initial principal amount of the Notes will fully amortize on an incremental monthly basis until the maturity date, if not pre-paid before then. Interest and scheduled principal on the TIF II Series 2021-1 Notes is payable monthly on the twentieth day of each month.

The notes are secured by a pledge of all of the assets of TIF II. The TIF II Indenture and the related Series Supplements contain certain customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default for debt securities of this type, which are subject to various exceptions and qualifications.

Triton Container Finance VII LLC

On August 9, 2018, Triton Container Finance VII LLC, a wholly owned subsidiary of TCIL (“TCF VII”), entered into a Loan and Security Agreement among TCF VII, as borrower, Thunder Bay Funding, LLC, as conduit lender, Royal Bank of Canada, as lender and administrative agent, and Wells Fargo Bank, National Association, as collateral agent and securities intermediary (the “TCF VII Facility”), providing for a $238.1 million term facility (the “Class A Loan”) and a $22.5 million term facility (the “Class B Loan”). Each of the Class A Loan and the Class B Loan matures on August 21, 2023.

The TCF VII Facility is subject to an asset base and is available to TCF VII in an amount equal to the lesser of (I) the available commitments thereunder and (II) the excess of (1) the sum of (a) product of (i) an advance rate of 81%, multiplied by (ii) the sum of (A) the aggregate net book value of all eligible containers, plus (B) up to the receivables threshold (an amount equal to the lesser of $5.5 million and 0.55% of the aggregate net book value of all eligible containers) of any receivables resulting from the sale or other disposition of eligible containers that were either owned by TCF VII or subject to a finance lease for which TCF VII is the lessor, so long as such receivables were not outstanding for more than 60 days, plus (b) the amounts on deposit in the restricted cash account, over (2) manufacturer debt (a current account payable of TCF VII) incurred by TCF VII in connection with the acquisition of containers with respect to all manager containers included in the calculation of the amount set forth in clause (1) above.

Borrowings under the TCF VII Facility bear interest at a rate equal to an applicable margin plus, at TCF VII’s option, either (a) a base rate determined by reference to the higher of (1) the prime rate quoted by The Wall Street Journal (or another national publication mutually selected by Royal Bank of Canada, as administrative agent), (2) the U.S. federal funds rate plus 0.5% and (3) LIBOR that would be in effect plus 1.0% or (b) LIBOR for the relevant interest period determined by reference to the costs of funds for eurodollar deposits in dollars in the London interbank market for the interest period relevant to such borrowing adjusted for certain additional costs. The applicable margin in respect of the Class A Loans is 1.22% and the applicable margin in respect of the Class B Loans is 2.50%. Under certain circumstances (including LIBOR ceasing to be quoted), the facility provides for the substitution of the LIBOR rate with an alternate benchmark rate and to make conforming changes to the facility such that in a manner substantially consistent with market practice or, if market practice is not administratively feasible, as otherwise reasonably determined by the administrative agent.

The TCF VII Facility contains negative and affirmative covenants, representations and warranties and events of default that are customary for facilities of this type, all of which are subject to various exceptions and qualifications.

Triton Container Finance VIII LLC

On September 21, 2020, Triton Container Finance VIII LLC, a wholly owned subsidiary of TCIL (“TCF VIII”), entered into an Indenture (the “TCF VIII Indenture”) providing for the issue and sale of one or more series of asset-backed notes.

•

Pursuant to the TCF VIII Indenture and the Series 2020-1 Supplement to the TCF VIII Indenture, dated as of September 21, 2020, TCF VIII issued the following series of asset-backed notes: (i) $1,300.0 million aggregate principal amount of 2.11% Fixed Rate Asset-Backed Notes, Series 2020-1, Class A due in September 2045 and (ii) $65.8 million aggregate principal amount of 3.74% Fixed Rate Asset-Backed Notes, Series 2020-1, Class B due in September 2045 (the “Series 2020-1 Notes”). The initial principal amount of the Notes will fully amortize on an incremental monthly basis until the maturity date, if not pre-paid before then. Interest and scheduled principal on the Series 2020-1 Notes is payable monthly on the twentieth day of each month.

•

Pursuant to the TCF VIII Indenture and the Series 2021-1 Supplement to the TCF VIII Indenture, dated as of March 17, 2021, TCF VIII issued the following series of asset-backed notes: (i) $690.1 million of 1.86% Fixed Rate Asset-Backed Notes, Series 2021-1, Class A due in March 2046 and (ii) $34.9 million of 2.58% Fixed Rate Asset-Backed Notes, Series 2021-1, Class B due in March 2046 (the “TCF VIII Series 2021-1 Notes”). The initial principal amount of the Notes will fully amortize on an incremental monthly basis until the maturity date, if not pre-paid before then. Interest and scheduled principal on the TCF VIII Series 2021-1 Notes is payable monthly on the twentieth day of each month.

The notes are secured by a pledge of all of the assets of TCF VIII. The TCF VIII Indenture and the related Series Supplements contain certain customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default for debt securities of this type, which are subject to various exceptions and qualifications.

TAL Finance III LLC

On September 29, 2017, TAL Finance III LLC, a wholly owned subsidiary of TCIL (“TAL III”), entered into an Indenture (the “TAL III Indenture”) providing for the issue and sale of one or more series of asset-backed notes.

•	Pursuant to the TAL III Indenture and the Series 2017-2 Supplement to the TAL III Indenture, dated as of September 29, 2017, TAL III issued the following series of asset-backed notes:

$540.0 million of TAL Finance III LLC Series 2017-2 Floating Rate Secured Notes due in August 2024 (the “TAL III Series 2017-2 Notes”). The notes bear interest at a rate equal to LIBOR for the relevant interest period determined by reference to the costs of funds for eurodollar deposits in dollars in the London interbank market for the interest period relevant to such borrowing adjusted for certain additional costs plus 1.65%. Approximately 40% of the initial principal amount of the Notes will amortize on an incremental monthly basis until the maturity date, when the remaining note balance is payable, if not pre-paid before then.

The notes are secured by a pledge of all of the assets of TAL III. The TAL III Indenture and the related Series Supplement contain certain customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default for debt securities of this type, which are subject to various exceptions and qualifications.

TAL Advantage VII LLC

On September 21, 2020, TAL Advantage VII LLC, a wholly owned subsidiary of TCIL (“TAL VII”), entered into an Indenture (the “TAL VII Indenture”) providing for the issue and sale of one or more series of asset-backed notes.

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Pursuant to the TAL VII Indenture and the Series 2020-1 Supplement to the TAL VII Indenture, dated as of September 21, 2020, TAL VII issued the following series of asset-backed notes: (i) $595.5 million of 2.05% Fixed Rate Asset-Backed Notes, Series 2020-1, Class A due in September 2045, and (ii) $38.9 million of 3.29% Fixed Rate Asset-Backed Notes, Series 2020-1, Class B due in September 2045 (the “TAL VII Series 2020-1 Notes”). The initial principal amount of the Notes will fully amortize on an incremental monthly basis until the maturity date, if not pre-paid before then. Interest and scheduled principal on the Series 2020-1 Notes is payable monthly on the twentieth day of each month.

The notes are secured by a pledge of all of the assets of TAL VII. The TAL VII Indenture and the related Series Supplement contain certain customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default for debt securities of this type, which are subject to various exceptions and qualifications.

DESCRIPTION OF NOTES

We have summarized the provisions of the Notes and the Indenture below. The Notes constitute senior debt securities of TCIL and TALICC described in the accompanying prospectus. This summary supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the senior debt securities of TCIL and TALICC under the caption “Description of Debt Securities of TCIL and TALICC” in the accompanying prospectus.

General

Triton Container International Limited (“TCIL”) and TAL International Container Corporation (“TALICC”) as co-issuers (together, the “Issuers” and each an “Issuer”), will issue $600,000,000 aggregate principal amount of 3.250% Senior Notes due 2032 (the “Notes”). The Notes will be issued as a separate series of senior debt securities under an indenture to be dated as of January 19, 2022 by and among the Issuers, Triton International Limited, as guarantor (the “Parent Guarantor”) and Wilmington Trust, National Association, as trustee (the “Trustee”) as amended by a first supplemental indenture to be dated as of January 19, 2022 by and among the Issuers, the Parent Guarantor and the Trustee (as so amended, the “Indenture”).

The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the Notes, including the definitions of certain terms therein. The form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus and the accompanying prospectus forms a part and copies of the Indenture and the Notes are available upon request to the Issuers. Capitalized terms used in this “Description of Notes” section and not otherwise defined have the meanings set forth in the section “—Certain Definitions.” As used in this “Description of Notes” section, “we,” “us” and “our” mean the Issuers and their subsidiaries.

The Indenture does not limit the amount of debt securities that the Issuers may issue thereunder and provides that debt securities may be issued from time to time in one or more series. The Issuers may from time to time, without giving notice to or seeking the consent of the holders of the Notes, issue debt securities with the same terms as the Notes (except for the issue date and, in some cases, the public offering price and the amount and date of the first interest payment) and ranking equally and ratably with the Notes offered hereby (the “Additional Notes”). The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if any Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number and ISIN number from the Notes. Unless the context otherwise requires, for all purposes of the Indenture and the Parent Guarantee and this “Description of Notes,” references to the Notes include any Additional Notes actually issued.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency designated by the Issuers (which initially shall be the designated corporate trust office of the Trustee).

The Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Brief Description of the Notes and the Parent Guarantee

The Notes will be unsecured senior obligations of the Issuers. The Notes will mature on March 15, 2032. Each Note will bear interest at 3.250% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on March 1 or September 1 immediately preceding the interest payment date on March 15 and September 15 of each year, commencing September 15, 2022. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period.

The Notes will:

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be senior unsecured obligations of the Issuers, ranking equal in right of payment with all other existing and future unsubordinated Indebtedness of the Issuers and senior in right of payment to all existing and future subordinated Indebtedness of the Issuers;

•	be effectively subordinated to any existing or future Indebtedness of the Issuers secured by Liens on assets of the Issuers to the extent of the value of the assets securing such Indebtedness; and

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be structurally subordinated to any existing or future Indebtedness of, and other obligations of, the Issuers’ Subsidiaries (other than TALICC), none of which guarantee the Notes, with respect to the assets held by such non-guarantor Subsidiaries.

The Parent Guarantor will irrevocably and unconditionally guarantee (the “Parent Guarantee”), on a senior unsecured basis, the performance and full and punctual payment of all obligations of the Issuers under the Indenture and the Notes, whether at Stated Maturity, by acceleration or otherwise, and whether for payment of principal of, premium, if any, or interest on, the Notes, expenses, indemnification or otherwise (all such obligations being herein called the “Guaranteed Obligations”), on the terms set forth in the Indenture.

The Parent Guarantee will be a continuing guarantee and shall:

(1)	remain in full force and effect until payment in full of all Guaranteed Obligations;

(2)	be binding upon the Parent Guarantor and its successors; and

(3)	inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

The Parent Guarantor will agree to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Parent Guarantee.

The Parent Guarantee will:

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be a senior unsecured obligation of the Parent Guarantor, ranking equal in right of payment with all other existing and future unsubordinated Indebtedness of the Parent Guarantor and senior in right of payment to all existing and future subordinated Indebtedness of the Parent Guarantor;

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be effectively subordinated to any existing or future Indebtedness of the Parent Guarantor secured by Liens on assets of the Parent Guarantor to the extent of the value of the assets securing such Indebtedness; and

•	be structurally subordinated to any existing or future Indebtedness and other obligations of the Parent Guarantor’s Subsidiaries (other than the Issuers), none of which guarantee the Notes.

None of the Issuers’ Subsidiaries will guarantee the Notes. A significant portion of the operations of the Issuers is conducted through their Subsidiaries. Unless a Subsidiary guarantees the Notes, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuers, including holders of the Notes. The Notes, therefore, will be structurally subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuers (other than TALICC), none of which guarantee the Notes. For the nine months ended September 30, 2021, the Issuers’ Subsidiaries (other than TALICC) had revenues of $0.5 billion (representing 47% of our total revenues) and, as of September 30, 2021, held $5.6 billion of assets (representing 46% of our total assets).

As of September 30, 2021 on a pro forma basis after giving effect to the October 2021 Financing Transactions and TALICC’s guarantee of the Outstanding Senior Notes:

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the Issuers had $4.1 billion of unsecured Indebtedness outstanding (including $1,104 million under the Term Loan Facility, $675 million under the Revolving Credit Facility; $2.3 billion under the Outstanding Senior Notes and $24 million of derivative liabilities); the Issuers had the ability to borrow an additional $899 million of unsecured Indebtedness under the Revolving Credit Facility and, other than $16 million of finance lease obligations of TALICC, the Issuers had no secured Indebtedness outstanding;

•	the Parent Guarantor had no Indebtedness outstanding, other than its guarantee of the Credit Facilities and the Outstanding Senior Notes; and

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the Issuers’ Subsidiaries (other than TALICC), none of which guarantee the Notes, had $4.2 billion of Indebtedness and other liabilities (including trade payables) outstanding (excluding intercompany liabilities), all of which are structurally senior to the Notes with respect to the assets held by such Subsidiaries.

The Indenture will not limit the incurrence of unsecured Indebtedness or the issuance of any Preferred Stock by the Issuers and their respective Subsidiaries. Although the Indenture will limit the incurrence of Secured Indebtedness by the Issuers and their respective Subsidiaries, such limitation is subject to a number of significant qualifications and exceptions. See “—Certain Covenants—Limitation on Liens.” The Indenture will not limit in any manner the incurrence of Indebtedness, including Secured Indebtedness, or the issuance of any Preferred Stock by the Parent Guarantor.

Optional Redemption

Prior to December 15, 2031 (the date that is three months prior to the maturity date) (the “Par Call Date”), the Issuers may redeem the Notes at their option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Issuers may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuers in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuers shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuers’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

Notwithstanding the foregoing, in connection with any tender for the Notes, if holders of not less than 90% in the aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuers, or any other Person making such tender offer, purchase all of the Notes validly tendered and not withdrawn by such holders, the Issuers will have the right, upon notice given not more than 15 days following such purchase pursuant to such tender offer, to redeem all of the Notes that remain outstanding following such purchase at a price in cash equal to the price offered to each holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Any redemption or notice described above may, at the Issuers’ discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In addition, if such redemption is subject to satisfaction or waiver of one or more conditions precedent, the notice of such redemption shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such notice may be rescinded and the redemption terminated in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

On and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption so long as (i) the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, premium, if any, plus accrued and unpaid interest (if any) on, the Notes to be redeemed and (ii) any conditions precedent to such redemption have been satisfied or waived by the Issuers in their sole discretion.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under the caption “—Change of Control Triggering Event.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, each holder will have the right to require the Issuers to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuers have previously elected to redeem Notes as described under “—Optional Redemption.”

In the event that at the time of such Change of Control Triggering Event with respect to the Notes the terms of any Indebtedness of the Issuers restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing or sending electronically of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control Triggering Event, the Issuers shall:

(1)     repay in full all such Indebtedness or, if doing so will allow the purchase of such Notes, offer to repay in full all such Indebtedness and repay all Indebtedness of each lender who has accepted such offer; or

(2)     obtain the requisite consent under the agreements governing such Indebtedness to permit the repurchase of such Notes as provided for in the immediately following paragraph.

See “Risk Factors—Risks Related to Our Indebtedness and the Notes—We may not be able to repurchase the Notes upon a change of control triggering event.”

Within 30 days following any Change of Control Triggering Event with respect to the Notes, except to the extent that the Issuers have exercised their right to redeem such Notes as described under “—Optional Redemption,” the Issuers shall mail or send electronically a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(1)    that a Change of Control Triggering Event has occurred and that such holder has the right to require the Issuers to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2)    the circumstances and relevant facts and financial information regarding such Change of Control Triggering Event;

(3)    the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and

(4)    the instructions determined by the Issuers, consistent with this covenant, that a holder must follow in order to have its Notes purchased.

A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control Triggering Event with respect to the Notes if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuers. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this covenant by virtue thereof.

This Change of Control Triggering Event repurchase provision is a result of negotiations between the Issuers and the underwriters. The Issuers have no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuers could decide to do so in the future. Subject to the limitations discussed below, the Issuers could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuers’ capital structure or credit rating.

The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Facilities. Future Indebtedness of the Issuers may contain prohibitions on certain events which would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuers. Finally, the Issuers’ ability to pay cash to the holders upon a repurchase may be limited by the Issuers’ then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—We may not be able to repurchase the Notes upon a change of control triggering event.”

The definition of “Change of Control” includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Issuers and their respective Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Issuers and their respective Subsidiaries taken as a whole to another Person may be uncertain.

The provisions under the Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain Covenants

Set forth below are summaries of certain covenants that will be contained in the Indenture.

Limitation on Liens. Except as provided below, the Issuers will not at any time, and will not permit any of their respective Subsidiaries at any time to, pledge or otherwise subject to any Lien any of their property or assets to secure Indebtedness for borrowed money without thereupon expressly securing the due and punctual payment of the principal of (and premium, if any, on) and the interest on the Notes equally and ratably with (or prior to) any and all other Indebtedness secured by such Lien, so long as any such other Indebtedness shall be so secured, and the Issuers covenant that if and when any such Lien is created, the Notes will be so secured thereby; provided, however, that this limitation shall not apply to:

(1)    Liens in existence on the Issue Date;

(2)    Liens securing Indebtedness which at the time of incurrence of such Indebtedness, together with all other Indebtedness incurred under this clause (2), shall not exceed 20% of Consolidated Net Tangible Assets;

(3)    Liens securing inter-company Indebtedness in favor of any Issuer, the Parent Guarantor or any Subsidiary of any Issuer;

(4)    Liens on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or the cost of construction or improvement of property or to secure any Indebtedness Incurred prior to, at the time of, or within 365 days (or in the case Container Equipment, 18 months) after, the acquisition, construction or improvement thereof for the purpose of financing all or any part of the purchase price, construction or improvement thereof;

(5)    Liens on any property or assets (including cash) of any Issuer or any Subsidiary of any Issuer to secure Hedging Obligations;

(6)    Liens resulting from deposits made with or security given in the ordinary course of business to any governmental agency or other body created or approved by law or governmental regulation in order to enable any Issuer or any of their respective Subsidiaries to maintain self-insurance, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions, or other social security, or to share in any privileges or other benefits available to corporations participating in any such arrangement, or for any other purpose at any time required by law or regulation promulgated by any governmental agency or office as a condition to the transaction of any business or the exercise of any privilege or license, or deposits of assets of any Issuer or any of their respective Subsidiaries with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by any Issuer or any of their respective Subsidiaries from any judgment or decree against it, or in connection with any other proceedings in actions at law or suits in equity by or against any Issuer or any of their respective Subsidiaries;

(7)    Liens or charges incurred or deposits made in the ordinary course of business to secure performance of letters of credit, bids, tenders, appeal and performance bonds;

(8)    A banker’s lien or right of offset of the holder of such Indebtedness in favor of any lender of moneys or holder of commercial paper of any Issuer or any of their respective Subsidiaries in the ordinary course of business on moneys of any Issuer or any of their respective Subsidiaries deposited with such lender or holder in the ordinary course of business;

(9)    Liens securing any Indebtedness of any Issuer or any of their respective Subsidiaries provided that, at the time of the Incurrence of such Indebtedness, the Unencumbered Assets Coverage Ratio test under the Revolving Credit Agreement, as in effect at the time of such Incurrence, shall be satisfied on a pro forma basis after giving effect to such Incurrence of such Indebtedness; and

(10)    any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (1) to (9) inclusive or this clause (10); provided, however, that such extension, renewal or replacement Lien shall be limited to all or a part of the same property that secured the Lien or Liens extended, renewed or replaced (plus improvements on such property).

With respect to clause (9) above, the Unencumbered Assets Coverage Ratio test shall be such test as it (including the defined terms used therein) may be amended under the Revolving Credit Agreement from time to time, provided that if at any time the Revolving Credit Agreement has been terminated and is no longer in effect or the Revolving Credit Agreement has been amended such that it no longer includes the Unencumbered Assets Coverage Ratio test (such time, the “Applicable Time”), then the term “Unencumbered Assets Coverage Ratio” under the Indenture shall have the same meaning ascribed to “Unencumbered Assets Coverage Ratio” (including the defined terms used therein) in the Revolving Credit Agreement as in effect immediately prior to the Applicable Time.

As of the date of this prospectus supplement, the Revolving Credit Agreement provides that the Issuers and the Parent Guarantor will not permit the Unencumbered Assets Coverage Ratio to be less than 1.20 to 1.00 at any time. The Unencumbered Assets Coverage Ratio will be tested as of the last day of each fiscal quarter of the Parent Guarantor and on the date of and after giving effect to any Borrowing. The Revolving Credit Agreement defines the “Unencumbered Assets Coverage Ratio” as the ratio of (a) the sum of the Net Book Value of Eligible Assets (as defined therein) of the Issuers at such time to (b) the result of (i) the aggregate outstanding amount of unsecured Indebtedness (as defined therein) of the Issuers at such time (other than Indebtedness consisting of Hedging Obligations (as defined therein)), minus (ii) all unencumbered and unrestricted cash held by the Issuers in accounts of the Issuers on such date of determination. As of September 30, 2021, after giving pro forma effect to the October 2021 Financing Transaction, this offering of Notes and the use of proceeds therefrom, the Unencumbered Assets Coverage Ratio under the Revolving Credit Agreement would have been 1.47 to 1.00.

Reports and Other Information. The Indenture will provide that, notwithstanding that the Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuers will file together on a consolidated basis with the SEC (and provide the Trustee within 15 days after it files them with the SEC):

(1)    within the time period specified in the SEC’s rules and regulations, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(2)    within the time period specified in the SEC’s rules and regulations, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), and

(3)    promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form).

provided, however, that the Issuers shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuers will make available such information to prospective purchasers of Notes, including by posting such reports on the primary website of the Parent Guarantor, in addition to providing such information to the Trustee, in each case within 15 days after the time the Issuers would be required to file such information with the SEC if they were subject to Section 13 or 15(d) of the Exchange Act it being understood that the Trustee shall have no responsibility whatsoever to determine whether any filings have been made with the SEC or reports have been posted on such website.

So long as (i) the Parent Guarantee is in effect or (ii) in the event that any direct or indirect parent of the Issuers is or becomes a guarantor of the Guaranteed Obligations, the Indenture will permit the Issuers to satisfy their obligations in this covenant with respect to the reports described above relating to the Issuers by furnishing such reports relating to the Parent Guarantor, or to such direct or indirect parent, as applicable; provided that if the Parent Guarantor, or such direct or indirect parent, owns any Subsidiaries, other than the Issuers and their respective Subsidiaries, that have assets or operations that are not insignificant, then the same shall be accompanied by consolidating financial information that explains in reasonable detail the differences between the financial information relating to such other Subsidiaries of the Parent Guarantor (or such direct or indirect parent), on the one hand, and the financial information relating to the Parent Guarantor (or such direct or indirect parent) and the Issuers and their Subsidiaries, on the other hand.

Notwithstanding the foregoing, the Issuers will be deemed to have furnished such reports referred to above to the Trustee if the Issuers or the Parent Guarantor, as the case may be, has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available; provided, however, that the Trustee shall have no responsibility whatsoever to determine whether or not the Issuers or the Parent Guarantor has made such filing.

Delivery of reports, information and documents to the Trustee under the Indenture is for informational purposes only and the information and Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein, or determinable from information contained therein including the Issuers’ compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate). The Trustee shall have no duty to review or analyze reports delivered to it.

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

The Indenture will provide that neither any Issuer nor the Parent Guarantor may, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not such Issuer or the Parent Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person (including, in each case, pursuant to a Delaware LLC Division) unless:

(1)    such Issuer or the Parent Guarantor, as the case may be, is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, Delaware LLC Division, winding up or conversion (if other than an Issuer or the Parent Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of Bermuda, the United States, any state thereof, the District of Columbia, any territory of the United States, any country that is a member of the Organization for Economic Co-operation and Development (“OECD”) or Singapore (such Issuer, the Parent Guarantor or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person, if not an Issuer, is not a corporation or a Bermuda company, a co-obligor of the Notes is a corporation or a Bermuda company;

(2)    the Successor Company (if other than an Issuer or the Parent Guarantor) expressly assumes all the obligations of such Issuer or the Parent Guarantor under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)    immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company as a result of such transaction as having been Incurred by the Successor Company at the time of such transaction) no Default shall have occurred and be continuing; and

(4)    such Issuer or the Parent Guarantor, as applicable, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with the Indenture.

The Successor Company (if other than an Issuer or the Parent Guarantor) will succeed to, and be substituted for, such Issuer or the Parent Guarantor, as applicable, under the Indenture and the Notes, and in such event such Issuer or the Parent Guarantor, as applicable, will automatically be released and discharged from its obligations under the Indenture and the Notes. This covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among any of the Issuers, their Restricted Subsidiaries and the Parent Guarantor.

Defaults

An Event of Default will be defined in the Indenture with respect to the Notes as:

(1)    a default in any payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days,

(2)    a default in the payment of principal or premium, if any, of any Notes when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(3)    the failure to comply with the covenant described under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” above,

(4)    (i) failure by the Issuers for 90 days after receipt of written notice from the Trustee or holders of Notes to comply with any of their obligations described in “—Certain Covenants—Reports and Other Information” and (ii) the failure by the Issuers for 60 days after receipt of written notice from the Trustee or holders of Notes to comply with their other agreements contained in the Notes or the Indenture,

(5)    the failure by the Issuers or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to any Issuer, any Subsidiary of any Issuer or the Parent Guarantor) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $100.0 million or its foreign currency equivalent (the “cross-acceleration provision”),

(6)    certain events of bankruptcy, insolvency or reorganization of any Issuer or a Significant Subsidiary (the “bankruptcy provisions”),

(7)    failure by any Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $100.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof (the “judgment default provision”), or

(8)    the Parent Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or the Parent Guarantor denies or disaffirms its obligations under the Indenture or the Parent Guarantee with respect to the Notes and such Default continues for 10 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a Default under clause (4) will not constitute an Event of Default until the Trustee notifies the Issuers in writing or the holders of 30% in principal amount of the outstanding Notes notify the Issuers and the Trustee in writing of the Default and the Issuers do not cure such Default within the time specified in clause (4) hereof after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of any Issuer) occurs with respect to the Notes and is continuing, the Trustee or the holders of at least 30% in principal amount of outstanding Notes by notice to the Issuers may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of an Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 30 days after such Event of Default arose the Issuers deliver an Officers’ Certificate to the Trustee stating that (x) the Indebtedness that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)    such holder has previously given the Trustee written notice that an Event of Default is continuing,

(2)    holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,

(3)    such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

(4)    the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5)    the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders) or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall send to each holder of Notes notice of the Default within 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding notice is in the interests of the holders of Notes. In addition, the Issuers are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers also are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuers are taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with respect to the Notes with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(1)    reduce the amount of Notes whose holders must consent to an amendment,

(2)    reduce the rate of or extend the time for payment of interest on any Note,

(3)    reduce the principal of or change the Stated Maturity of any Note,

(4)    reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above,

(5)    make any Note payable in money other than that stated in such Note,

(6)    expressly subordinate the Notes or the Parent Guarantee to any other Indebtedness of the Issuers or the Parent Guarantor,

(7)    impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes, or

(8)    make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder of Notes, the Issuers and Trustee may amend the Indenture (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption by a Successor Company of the obligations of an Issuer under the Indenture and the Notes, (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), (iv) to add a guarantee of the Notes by any Subsidiary of the Issuers or the Parent Guarantor, (v) to secure the Notes, (vi) to add to the covenants of the Issuers for the benefit of the holders or to surrender any right or power conferred upon the Issuers, (vii) to make any change that does not adversely affect the rights of any holder of Notes in any material respect, (viii) to make certain changes to the Indenture to provide for the issuance of additional Notes and (ix) to conform the text of the Indenture or the Notes to any provision of this “Description of Notes” section of this prospectus supplement to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the corresponding provision in this “Description of Notes”.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuers are required to mail to the respective holders a notice briefly describing such amendment. However, the failure to give such notice to all holders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees, Managers and Stockholders

No director, officer, employee, manager, incorporator or holder of any Capital Stock or other equity interests in the Issuers or the Parent Guarantor, as such, will have any liability for any obligations of the Issuers or the Parent Guarantor under the Notes, the Indenture, the Parent Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and Exchange

A noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a noteholder to pay any taxes required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to the mailing of a notice of redemption of Notes or between a record date and the relevant interest payment date. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1)    either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that in respect of any redemption that requires the payment of a premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption (and any such deficit shall be set forth in a written notice delivered to the holders and the Trustee at least two (2) Business Days prior to the redemption date);

(2)    the Issuers have paid all other sums payable under the Indenture; and

(3)    the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

The Issuers at any time may terminate all of their obligations under the Notes and the Indenture with respect to the holders of the Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and Paying Agent in respect of the Notes. The Issuers at any time may terminate their obligations under the covenants described under “—Certain Covenants” for the benefit of the holders of the Notes, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under “—Defaults” (but only to the extent that those provisions relate to the Defaults with respect to the Notes) and the undertakings and covenants contained under “— Change of Control Triggering Event” and “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” (“covenant defeasance”) for the benefit of the holders of the Notes.

The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6) (with respect only to Significant Subsidiaries), (7) or (8) under “—Defaults.”

In order to exercise their defeasance option, the Issuers must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations deemed sufficient in the opinion of a nationally recognized firm of public accountants for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including (i) the passage of 123 days after the deposit, during which 123-day period no default occurs under clause (6) under “—Defaults” with respect to any Issuer, which default is continuing at the end of such period, and (ii) delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable federal income tax law); provided that in respect of any redemption that requires the payment of a premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption (and any such deficit shall be set forth in a written notice delivered to the holders and the Trustee at least two (2) Business Days prior to the redemption date). Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Concerning the Trustee

Wilmington Trust, National Association is the Trustee under the Indenture and has been appointed by the Issuers as Registrar and a Paying Agent with regard to the Notes.

Governing Law

The Indenture will provide that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements and instruments made and to be performed wholly within said state.

Certain Definitions

“Additional Notes” has the meaning given to such term under the heading “General.”

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Capital Stock” means:

(1)    in the case of a corporation or company, corporate stock or shares;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means:

(1)    the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuers and their respective Subsidiaries, taken as a whole, to a Person (other than an Issuer or the Parent Guarantor); or

(2)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, or any successor provision, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, or any successor provision, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly, of more than fifty percent (50%) of the total voting power of the Voting Stock of the Parent Guarantor (or, if applicable, a Successor Holding Company (as defined below)); or

(3)    at any time, the Issuers cease to be directly or indirectly wholly-owned by the Parent Guarantor (except as permitted under the covenant described under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”);

provided, that notwithstanding the foregoing, a transaction will not be deemed to constitute a Change of Control solely as a result of the Parent Guarantor becoming a direct or indirect wholly owned subsidiary of a holding company if the direct or indirect holders of the Voting Stock or shares of such holding company immediately following that transaction are substantially the same as the holders of the Parent Guarantor’s Voting Stock immediately prior to that transaction (and such holders of Parent Guarantor’s Voting Stock immediately prior to such transaction would not have otherwise caused a Change of Control) (such an entity, a “Successor Holding Company”).

“Change of Control Triggering Event” means, with respect to the Notes, the occurrence of both (i) a Change of Control and (ii) a Rating Decline, with respect to of the Notes, within 60 days after public notice of the occurrence of a Change of Control (which period shall be extended in respect of a Rating Agency so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any such Rating Agency).

“Code” means the Internal Revenue Code of 1986, as amended.

“Container Equipment” means intermodal dry van and special purpose cargo containers, (including any generator sets or cooling units used with refrigerated containers, and any related spare parts, and any substitutions, additions or replacements for, to or of any such associated generator sets, gps units and refrigeration units) and all special purpose containers, open top containers, flat rack containers, bulk containers, cellular palletwide containers, rolltrailers and all other types of special containers and tank containers and chassis.

“Consolidated Net Tangible Assets” means the amount of total assets less (i) all current liabilities and (ii) all goodwill, trade names, trademarks, unamortized debt discounts and expense and other like intangibles, in each case, of the Parent Guarantor and its consolidated Subsidiaries, all as set forth in the most recent balance sheet of the Parent Guarantor and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Finance Lease” means any lease classified as a “finance lease” under GAAP, but excluding, for the avoidance of doubt, any lease classified as an “operating lease” under GAAP.

“Finance Lease Obligation” means, at the time of any determination thereof, the amount in respect of a Finance Lease that would at such time be required to be reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Fitch” means Fitch Ratings Inc. or any successor to the rating agency business thereof.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on the date of determination.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)    currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)    the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Finance Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)    to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)    to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the fair market value of such asset at such date of determination (as determined in good faith by the Issuers), and (b) the amount of such Indebtedness of such other Person.

Notwithstanding anything in the Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Indenture.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB– (or the equivalent) by S&P, and BBB– (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Issue Date” means the date on which the Notes are originally issued.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of an Issuer.

“Officers’ Certificate” means a certificate signed on behalf of the Issuers by an Officer of each Issuer that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel which is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers.

“Parent Guarantee” means, with respect to the Notes, the guarantee by Parent Guarantor of the obligations of the Issuers under the Indenture and the Notes in accordance with the provisions of the Indenture.

“Parent Guarantor” means Triton International Limited, a Bermuda-exempted company, including its successors and assigns.

“Paying Agent” means an office or agency maintained by the Issuers pursuant to the terms of the Indenture, where Notes may be presented for payment.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Capital Stock with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch and (2) if Moody’s, S&P or Fitch ceases to rate the Notes for reasons outside of the Issuers’ control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuers or any direct or indirect parent of the Issuers as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“Rating Category” means (a) with respect to Fitch or S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (c) the equivalent of any such category of S&P, Moody’s or Fitch used by any substitute Rating Agency that may be selected by the Issuers in accordance with clause (2) of the definition of Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories ((i) + and – for S&P and Fitch; (ii) 1, 2 and 3 for Moody’s; and (iii) the equivalent gradations for another substitute Rating Agency selected by the Issuers) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is 10 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or of the intention by the Issuers to effect a Change of Control.

“Rating Decline” means, with respect to the Notes, (a) in the event that the Notes have an Investment Grade Rating by all three Ratings Agencies on the Rating Date, two or more of the Rating Agencies that provided an Investment Grade Rating withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, (b) in the event that the Notes have an Investment Grade Rating by two Ratings Agencies on the Rating Date, both such Rating Agencies that provided an Investment Grade Rating withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, (c) the Issuers or any of their Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and two or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, or (d) in the event the Notes do not have an Investment Grade Rating by at least two Rating Agencies on the Rating Date, the rating of the Notes by at least two of the three Rating Agencies shall be decreased by one or more gradations to or within a Rating Category (including gradations within Rating Categories as well as between Rating Categories) as compared to the rating of the Notes on the Rating Date.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this “Description of Notes,” all references to Restricted Subsidiary shall mean any Restricted Subsidiary of any Issuer.

“Revolving Credit Agreement” means the Eleventh Restated and Amended Credit Agreement, dated as of October 14, 2021, among, inter alios, the Issuers, as borrowers, the Parent Guarantor, as guarantor, the various lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified or renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, whether with the original administrative agent and lenders or other agents and lenders or otherwise.

“S&P” means S&P Global Ratings, a division of S&P Global Inc. or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Significant Subsidiary” means any Restricted Subsidiary of any Issuer that would be a “Significant Subsidiary” of the Issuers on a consolidated basis within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Trust Officer” means:

(1)    any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2)    who shall have direct responsibility for the administration of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1)    any Subsidiary of the Issuers that at the time of determination shall be designated an “Unrestricted Subsidiary” (or equivalent thereof) under the Revolving Credit Agreement; and

(2)    any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are:

(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Book Entry; Delivery and Form

Global Notes

The certificates representing the notes will be represented by one or more global notes issued in fully registered form without coupons, except in the limited circumstances described below. The global notes will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC, ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC, with respect to interests of DTC participants, and the records of DTC participants, with respect to other owners of beneficial interests in the global notes.

All interests in the global notes will be subject to the procedures and requirements of DTC. Those interests may also be subject to the procedures and requirements of the direct and indirect participants in DTC’s book entry system, including Euroclear Bank, SA/NV (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”).

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•

DTC notifies us that it is unwilling or unable to continue as depository for the global notes or DTC ceases to be a clearing agency registered as such under the Exchange Act if so required by applicable law or regulation, and no successor depository for the notes shall have been appointed within 90 days of such notification or of our becoming aware of DTC’s ceasing to be so registered, as the case may be; or

•	we, in our sole discretion, but subject to the procedures of DTC, execute and deliver to the trustee an order to the effect that the global notes shall be so exchangeable.

Upon any such exchange, we will execute and the trustee will authenticate and deliver certificated notes in exchange for interests in the global notes. We anticipate that those certificated notes will be registered in such names as DTC instructs the trustee and that those instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global notes.

Book Entry System

DTC has advised us that it is:

•	a limited purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	“a clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to DTC’s book entry system is also available to others such as banks, brokers, dealers and trust companies (“indirect participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors that are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

We expect that, upon the issuance of each global note, DTC will credit, on its book entry registration and transfer system, the respective principal amounts of the notes represented by such global note to the accounts of participants. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants, including indirect participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and participants and indirect participants (with respect to the owners of beneficial interests in the global notes other than participants). Likewise, beneficial interests in global notes may only be transferred in accordance with DTC’s procedures, in addition to those provided for under the indenture and, if applicable, those of the applicable participants or indirect participants, including those of Euroclear and Clearstream.

So long as DTC or its nominee is the registered holder of the global notes, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the related notes for all purposes under the indenture. Except as described in this prospectus supplement, owners of beneficial interests in the global notes will not be entitled to have the notes represented by such global notes registered in their names and will not receive or be entitled to receive physical delivery of certificated notes. In addition, owners of beneficial interests in the global notes will not be considered to be the owners or registered holders of the notes represented by those beneficial interests under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its beneficial interest, to exercise any right of a registered holder of notes. We understand that under existing industry practice, in the event that DTC is entitled to take any action as the registered holder of a global note, DTC would authorize its participants to take such action and that the participants would authorize owners of beneficial interests owning through such participants to take such action or would otherwise act upon the instructions of owners of beneficial interests.

Payment of principal of and premium, if any, and interest on notes represented by a global note registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered holder of such global note. We expect that DTC or its nominee, upon receipt of any payment in respect of a global note, will credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of DTC or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices and will be the responsibility of such participants and indirect participants and not of DTC. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, ownership of beneficial interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants and indirect participants or the relationship between such participants and indirect participants and the owners of beneficial interests owning through such participants and indirect participants.

Trading

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC’s rules and operating procedures and will be settled in same day funds, while transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Any cross market transfer between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with its rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. However, such cross market transfers will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. Euroclear or Clearstream, as the case may be, will, if the transfer meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving the beneficial interests in the applicable global note in DTC, and making or receiving payment in accordance with normal procedures for funds settlement applicable to DTC. Participants in Euroclear or Clearstream may not deliver instructions directly to the depositaries for Euroclear or Clearstream, as the case may be.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing a beneficial interest in a global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as applicable) immediately following DTC’s settlement date. Credit of such transfer of a beneficial interest in a global note settled during such processing day will be reported to the applicable Euroclear or Clearstream participant on that day. Cash received in Euroclear or Clearstream as a result of a transfer of a beneficial interest in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on DTC’s settlement date but will be available in the applicable Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Although we believe that DTC, Euroclear and Clearstream have agreed to the procedures described above in order to facilitate transfers of interests in the global notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued or changed at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this subsection “Book Entry; Delivery and Form” concerning DTC, Euroclear and Clearstream and their respective book entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

TAX CONSIDERATIONS

The following is a discussion of Bermuda and U.S. federal income tax considerations that may be relevant in connection with this offering.

Bermuda Tax Considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by holders of the Notes in respect of the Notes, other than holders of the Notes, if any, that are ordinarily resident in Bermuda.

We have obtained from the Bermuda Minister of Finance under the Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to us or to any of its operations or its shares, debentures or other obligations, until March 31, 2035. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. Our Bermuda-domiciled subsidiaries each pay annual Bermuda government fees.

U.S. Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the Notes. This discussion is limited to holders who purchase the Notes for cash at original issue and at their “issue price” (i.e., the first price at which a substantial amount of the Notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and hold the Notes as capital assets within the meaning of Section 1221 of the Code. The following discussion does not address certain considerations that may apply to particular holders including, but not limited to, tax exempt entities, holders subject to the U.S. federal alternative minimum tax or Medicare contribution tax, U.S. expatriates, dealers in securities or currencies, traders in securities who elect to apply a mark to market method of accounting, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, governmental entities, partnerships or other pass through entities (or investors in such entities), U.S. holders whose “functional currency” is not the U.S. dollar and persons who hold the Notes in connection with a “straddle”, “hedging”, “conversion” or other risk reduction transaction. This discussion does not address the tax considerations relevant to holders of the Notes under any state, local or non U.S. tax laws or any other tax laws other than the U.S. federal income tax laws, or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

The discussion below is based upon the Code, Treasury regulations promulgated thereunder (“Treasury Regulations”), court decisions, revenue rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) currently in force, all as of the date of this Offering, and all of which are subject to change or changes in interpretation. Prospective investors should particularly note that any such change or changes in interpretation could have retroactive effect so as to result in U.S. federal income tax consequences different from those discussed below. Consequently, prospective investors should consult their tax advisors as to the consequences of holding the Notes.

As used herein, the term “U.S. holder” means a beneficial owner of Notes that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons control all of the substantial decisions of the trust or if a valid election is in place to treat the trust as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of Notes that is neither a U.S. holder nor a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes).

If an entity treated as a partnership for U.S. federal income tax purposes is an owner of the Notes, the U.S. tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of the Notes that is a partnership and partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences of holding and disposing of the Notes.

Prospective investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the purchase, ownership and disposition of the Notes, including the tax consequences under any state, local, non-U.S. and other tax laws.

Effect of Co-Issuance and Source of Interest

Because the Notes are co-issued by the Issuers, each Issuer is liable for repayment of the Notes in their entirety. However, it is uncertain what portion of the proceeds from the issuance of the Notes will be borrowed by each Issuer and what portion of the interest will be paid by each Issuer. Under current U.S. federal income tax law, if a debt obligation has both U.S. and non-U.S. co-issuers, there is uncertainty as to the determination of the source of an interest payment on such debt obligation. Although the matter is not free from doubt, we intend to take the position that all the interest payments on a Note will be U.S. source. The remainder of this discussion assumes such treatment. There can be no assurance, however, that the IRS will not challenge this treatment, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the treatment of the Notes or the sourcing of the interest payments on the Notes. If the interest payments on the Notes were sourced in a different manner, the U.S. federal income tax consequences (including with respect to foreign tax credits) to a holder would be different than those described below. You should consult your own tax advisors as to the sourcing of interest payments on the Notes.

Characterization of the Notes

In certain circumstances (see “Description of the Notes—Optional Redemption” and “Description of the Notes—Change of Control Triggering Event”) we may be obligated to make payments on the Notes in excess of stated principal and interest. If (i) the exercise of the Issuers’ option to redeem the Notes is not remote and (ii) it is not significantly more likely than not that no Change of Control will occur, the Notes could be treated as contingent payment debt instruments for U.S. federal income tax purposes. We intend to take the position that the foregoing contingencies should not cause the Notes to be treated as contingent payment debt instruments. This position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Assuming such position is respected, a holder may be required to include in income the amount of any such additional payments at the time such payments are received or accrued in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the Notes were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a rate higher than their yield to maturity, to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of such a Note, and to recognize foreign currency exchange gain or loss with respect to such income. This disclosure assumes that the Notes will not be considered contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences thereof.

U.S. Holders

Interest

Payments of stated interest on a Note generally will be includible in the gross income of a U.S. holder as ordinary interest income at the time the interest is received or accrued, depending on the U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale and Disposition of the Notes

Upon the sale, exchange or other taxable disposition of a Note, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between the amount realized (other than amounts attributable to accrued and unpaid stated interest, which, to the extent not previously included in income, will be taxable as ordinary interest income in accordance with the U.S. holder’s method of tax accounting as described above) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will equal the amount paid for such Note.

Any gain or loss recognized by a U.S. holder on the sale, exchange or other disposition of a Note will generally be U.S. source capital gain or loss and will be long-term capital gain or loss if the Note has been held for more than one year at the time of the sale or other disposition. In the case of an individual U.S. holder, any such long-term capital gain generally will be subject to preferential U.S. federal income tax rates if that U.S. holder satisfies certain prescribed minimum holding periods. The deductibility of capital losses is subject to significant limitations.

Information with Respect to Foreign Financial Assets

Certain owners of “specified foreign financial assets” with an aggregate value in excess of US$50,000 (and in some circumstances, a higher threshold), will generally be required to file an information report on IRS Form 8938 with respect to such assets with their U.S. federal tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Such reporting requirement may also apply to certain non-individual holders. U.S. holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of Notes.

Non-U.S. Holders

Interest

Subject to the discussion of backup withholding and FATCA below, any payments of interest to a non-U.S. holder will generally not be subject to U.S. withholding tax, provided that:

•	The non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the TALICC’s stock;

•	The non-U.S. Holder is not a controlled foreign corporation related to TALICC through actual or constructive stock ownership;

•	Such interest payments are not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business; and

•	The non-U.S. holder (i) provides to the applicable withholding agent its name, address and certain other information on IRS Form W-8BEN or W-8BEN-E, as applicable, and certifies under penalties of perjury that it is not a “United States person” within the meaning of the Code or (ii) holds its Notes through certain foreign intermediaries and certain other certification requirements are satisfied.

If a non-U.S. holder cannot satisfy the foregoing requirements, payments of such interest made to such non-U.S. holder generally will be subject to a 30% U.S. federal withholding tax unless such non-U.S. holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E, as applicable, claiming an exemption from or reduction of the withholding tax under an income tax treaty, or (ii) IRS Form W-8ECI, stating that interest paid on a Note is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and is includable in such holder’s gross income for the taxable year (as discussed below under “—United States Trade or Business”).

Sale and Disposition of the Notes

Subject to the discussion of backup withholding below, gain realized by a non-U.S. holder on its disposition of the Notes will generally not be subject to U.S. federal income tax, unless (1) the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (in which case such gain will be taxed as described below under “—United States Trade or Business”) or (2) the non-U.S. holder is an individual who is present in the United States for at least 183 days during the taxable year of disposition and certain other conditions are met.

United States Trade or Business

If interest or gain from a disposition of the Notes offered hereby is effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a U.S. permanent establishment or fixed base to which the interest or gain is attributable), the non-U.S. holder generally will be subject to U.S. federal income tax on the interest and gain on a net basis in the same manner as if it were a U.S. holder. If interest received with respect to the Notes is taxable on a net basis, the 30% U.S. federal withholding tax described above will not apply (assuming an appropriate certification is provided). In addition, a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an income tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

U.S. Information Reporting and Backup Withholding

Payments to a U.S. holder of interest and proceeds from the sale, redemption or other disposition of a Note may be reported to the IRS unless such holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if such holder fails to timely provide an accurate taxpayer identification number or fails to report all interest and dividends required to be shown on its U.S. federal income tax returns.

In general, payments to a non-U.S. holder in respect of the Notes offered hereby, and the amount of tax withheld, if any, with respect to such payments, will be reported annually to the IRS. Copies of these information returns also may be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides. Treasury Regulations provide that backup withholding and certain information reporting will not apply to payments of interest with respect to which either (i) the requisite certification that a non-U.S. holder is not a “United States person” (as described above under “—Non-U.S. Holders—Interest”) has been received or (ii) an exemption otherwise has been established, in each case provided that the applicable withholding agent does not have actual knowledge, or reason to know, that the non-U.S. holder is a “United States person” or that the conditions of any other exemption are not, in fact, satisfied. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale, exchange or other disposition of a Note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a “United States person” that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Non-U.S. holders are urged to consult their own tax advisors regarding the application of information reporting and backup withholding in their particular situations.

Backup withholding is not an additional tax. A holder can claim a credit against its U.S. federal income tax liability for the amount of any backup withholding and a refund of any excess, provided such holder timely furnishes the required information to the IRS.

FATCA Withholding

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments on a Note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

While withholding under FATCA also would have applied after December 31, 2018 to payments of gross proceeds from the sale or other disposition of a Note, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Holders are urged to consult their own tax advisors regarding the potential application of withholding under FATCA to their ownership of the Notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Citigroup Global Markets Inc., ING Financial Markets LLC and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$126,000,000
ING Financial Markets LLC	126,000,000
Wells Fargo Securities, LLC	126,000,000
Fifth Third Securities, Inc.	39,000,000
MUFG Securities Americas Inc.	39,000,000
Truist Securities, Inc.	39,000,000
B. Riley Securities, Inc.	15,000,000
Keefe, Bruyette & Woods, Inc.	15,000,000
Citizens Capital Markets, Inc.	12,000,000
ICBC Standard Bank Plc	12,000,000
Regions Securities LLC	12,000,000
SMBC Nikko Securities America, Inc.	12,000,000
CJS Securities, Inc.	9,000,000
Huntington Securities, Inc.	6,000,000
M&T Securities, Inc.	6,000,000
Zions Direct, Inc.	6,000,000

Total	$600,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.400% of the principal amount of the Notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $1,267,000 and are payable by us.

New Issue of Notes

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the Notes will be made to investors on or about January 19, 2022, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5“). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes before the second business day prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

No Sales of Similar Securities

We have agreed that we will not, until the Notes settle, without first obtaining the prior written consent of Citigroup Global Markets Inc., directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the Notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities.

Certain of the underwriters or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to us and our affiliates in the ordinary course of business.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of TCIL, TALICC or Triton. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase the Notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase the Notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Notes constituting part of its allotment solely outside the United States.

Conflicts of Interest

Affiliates of certain of the underwriters are agents and/or lenders under the Revolving Credit Facility and therefore will receive net proceeds from this offering. To the extent any one underwriter, together with its affiliates, receives more than 5% of the net proceeds of this offering, such underwriter would be considered to have a “conflict of interest” with us in regard to this offering under FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with the offering because the offering is of a class of securities that are investment grade rated. No affected underwriter will confirm sales to any account over which it exercises discretionary authority without the prior written consent of the account holder.

Notice to Prospective Investors in the European Economic Area

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of Notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to EEA Qualified Investors. None of TCIL, TALICC or the underwriters have authorized, nor do they authorize, the making of any offer of Notes other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of Notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to UK Qualified Investors. None of TCIL, TALICC or the underwriters have authorized, nor do they authorize, the making of any offer of Notes other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to TCIL, TALICC or the Parent Guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Bermuda

The Notes may be offered or sold in Bermuda only in compliance with the provisions of the Bermuda Investment Business Act 2003, which regulates the sale of securities in Bermuda.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) with the Monetary Authority of Singapore, and the offer of the Notes is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”), (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred in Section 275(1A) of the SFA, in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable provision of the SFA.

It is a condition of the offer that where the Notes are subscribed or acquired pursuant to an offer made in reliance on Section 275 by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes except:

(1) to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulation 2018 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuers have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Any reference to any term as defined in the SFA, or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (“FIEA”) and accordingly the underwriters have acknowledged and agreed that they will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in the United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

LEGAL MATTERS

The validity of the Notes offered hereby and certain other legal matters will be passed upon for us by Appleby (Bermuda) Limited and Mayer Brown LLP. The validity of the Notes offered hereby and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP.

EXPERTS

The consolidated financial statements of Triton International Limited as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Prospectus

TRITON INTERNATIONAL LIMITED

Common Shares

Preference Shares

Depositary Shares

Debt Securities

Guarantees of Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Purchase Units

TRITON CONTAINER INTERNATIONAL LIMITED

Debt Securities

Guarantees of Debt Securities

TAL INTERNATIONAL CONTAINER CORPORATION

Debt Securities

Guarantees of Debt Securities

Triton International Limited, an exempted Bermuda company (“Triton”), may offer, issue and sell, together or separately, from time to time:

•	common shares;

•	preference shares, which may be issued in one or more series;

•	depositary receipts, representing fractional preference shares, which are called depositary shares;

•

debt securities, which may be issued in one or more series, may be senior debt securities, subordinated debt securities or debt securities convertible into common shares or other securities and may be guaranteed by Triton Container International Limited, an exempted Bermuda company and wholly-owned subsidiary of Triton (“TCIL”), and/or TAL International Container Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Triton and TCIL (“TALICC”);

•	warrants to purchase common shares, preference shares or debt securities;

•	subscription rights to purchase common shares, preference shares or debt securities;

•	purchase contracts to purchase common shares, preference shares or debt securities; and

•

purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase common shares of Triton or other securities under the purchase contracts.

TCIL and TALICC may offer, issue and sell from time to time debt securities, which may be issued jointly by TCIL and TALICC as co-issuers or individually by either issuer, may be issued in one or more series, may be senior debt securities or subordinated debt securities and will be fully and unconditionally guaranteed by Triton.

In addition, selling securityholders to be named in one or more prospectus supplements may offer and sell, from time to time, common shares of Triton. We will not receive any of the proceeds from the sale of these securities by such selling securityholders.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 6, as well as the other information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement, before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Triton’s common shares are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “TRTN.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 11, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we or the selling securityholders sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the term “Triton” refers to Triton International Limited and the terms the “Company,” “we,” “our” and “us” refer to Triton International Limited and its consolidated subsidiaries, including TCIL and TALICC, unless otherwise specified or the context otherwise requires.

All references to “outstanding” in relation to the shares of Triton International Limited or Triton Container International Limited mean that such shares have been issued by Triton International Limited or Triton Container International Limited and are not registered in the applicable company’s register of members as treasury shares.

Securities may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, the Exchange Control Act of 1972, and related regulations of Bermuda, each as amended, that regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority (“BMA”), pursuant to the provisions of the Bermuda Exchange Control Act of 1972 and related regulations, each as amended, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities of a Bermuda company, which would include our common shares, are listed on an appointed stock exchange (the NYSE is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of such company, from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Bermuda Companies Act 1981, as amended (the “Bermuda Companies Act”). Such provisions state that a prospectus in respect of the offer of shares in a Bermuda company whose equities are listed on an appointed stock exchange under Bermuda law does not need to be filed in Bermuda, so long as the company in question complies with the requirements of such appointed stock exchange in relation thereto.

WHERE YOU CAN FIND MORE INFORMATION

Triton files annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). TCIL and TALICC are not required under the Exchange Act to file annual, quarterly and current reports, proxy statements and other information with the SEC. Accordingly, TCIL and TALICC do not, and will not, file separate financial statements with the SEC. The financial condition, results of operations and cash flow of TCIL and TALICC are consolidated into our financial statements. The assets, liabilities and results of operations of TCIL, TALICC and Triton combined are not materially different from corresponding amounts presented in the consolidated financial statements of Triton.

Triton’s SEC filings are available to the public at the SEC’s website at www.sec.gov. Information about us is also available at our website at www.trtn.com. The information on, or accessible through, our website is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	Triton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 16, 2021;

•

the information specifically incorporated by reference into Trition’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from Trition’s definitive proxy statement on Schedule 14A, filed with the SEC on March 17, 2021;

•

Triton’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on April  29, 2021, July  27, 2021 and October 26, 2021, respectively;

•

Triton’s Current Reports on Form 8-K, filed with the SEC on March 1, 2021, April  7, 2021, April  29, 2021 (Item 5.07 only), May  27, 2021, May  28, 2021, July  28, 2021, August  17, 2021, August  23, 2021, October  14, 2021 and December 23, 2021;

•

the description of Triton’s common shares contained in Triton’s registration statement on Form 8-A, filed with the SEC on July 12, 2016, and any amendment or report filed for the purpose of updating such description;

•

the description of Triton’s 8.50% Series A Cumulative Redeemable Perpetual Preference Shares contained in Triton’s registration statement on Form 8-A, filed with the SEC on March 15, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of Triton’s 8.00% Series B Cumulative Redeemable Perpetual Preference Shares contained in Triton’s registration statement on Form 8-A, filed with the SEC on June 20, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of Triton’s 7.375% Series C Cumulative Redeemable Perpetual Preference Shares contained in Triton’s registration statement on Form 8-A, filed with the SEC on November 7, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of Triton’s 6.875% Series D Cumulative Redeemable Perpetual Preference Shares contained in Triton’s registration statement on Form 8-A, filed with the SEC on January 23, 2020, and any amendment or report filed for the purpose of updating such description; and

•

the description of Triton’s 5.75% Series E Cumulative Redeemable Perpetual Preference Shares contained in Triton’s registration statement on Form 8-A, filed with the SEC on August 18, 2021, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Triton International Limited

Victoria Place, 5th Floor, 31 Victoria Street,

Hamilton HM 10, Bermuda

Attn: Carla L. Heiss,

Senior Vice President, General Counsel and Secretary

Telephone: (441) 294-8000

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC, or in connection with oral statements made to the press, potential investors or others. All statements other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, future costs, prospects, plans and objectives of management are forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “think,” “plan,” “will,” “should,” “intend,” “seek,” “potential” and similar expressions and variations are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following:

•	the impact of COVID-19 on our business and financial results;

•	decreases in the demand for leased containers;

•	decreases in market leasing rates for containers;

•	difficulties in re-leasing containers after their initial fixed-term leases;

•	customers’ decisions to buy rather than lease containers;

•	dependence on a limited number of customers and suppliers;

•	customer defaults;

•	decreases in the selling prices of used containers;

•	extensive competition in the container leasing industry;

•	difficulties stemming from the international nature of our businesses;

•	decreases in demand for international trade;

•

disruption to our operations resulting from political and economic policies of the United States and other countries, particularly China, including but not limited to, the impact of trade wars, duties and tariffs;

•	disruption to our operations from failure of, or attacks on, our information technology systems;

•	disruption to our operations as a result of natural disasters;

•	compliance with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and corruption;

•	the availability and cost of capital;

•	restrictions imposed by the terms of our debt agreements;

•	changes in the tax laws in Bermuda, the United States and other countries; and

•

other risks and uncertainties, including those listed under the caption “Risk Factors” in Triton’s most recent Annual Report on Form 10-K and in Triton’s subsequently filed Quarterly Reports on Form 10-Q.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in this prospectus and any accompanying prospectus supplement. Any forward-looking statements made in this prospectus any accompanying prospectus supplement and the documents incorporated by reference herein and therein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Triton or its businesses or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

TRITON, TCIL AND TALICC

We are the world’s largest lessor of intermodal containers. Intermodal containers are large, standardized steel boxes used to transport freight by ship, rail or truck. Because of the handling efficiencies they provide, intermodal containers are the primary means by which many goods and materials are shipped internationally. We also lease chassis, which are used for the transportation of containers.

Triton was formed on July 12, 2016 through an all-stock merger between TCIL and TAL International Group, Inc. Our combined experience in the container leasing industry dates back to 1963. TCIL is an exempted Bermuda company and a direct wholly-owned subsidiary of Triton. TALICC is a Delaware corporation and an indirect wholly-owned subsidiary of Triton and TCIL.

Our consolidated operations include the acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis. As of September 30, 2021, our total fleet consisted of 4.2 million containers and chassis, representing 7.1 million twenty-foot equivalent units or 7.9 million cost equivalent units. We have an extensive global presence offering leasing services through 20 offices and 3 independent agencies located in 16 countries and 407 third-party owned and operated depot facilities in 46 countries as of September 30, 2021. Our primary customers include the world’s largest container shipping lines. Our global field operations include sales, operations, equipment resale, and logistics services. Our registered office is located in Bermuda.

The most important driver of our profitability is the extent to which leasing revenues, which are driven by our owned equipment fleet size, utilization and average rental rates, exceed our ownership and operating costs. Our profitability is also driven by the gains or losses we realize on the sale of used containers in the ordinary course of our business.

Our principal executive office is located at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda. We maintain a website at http://www.trtn.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in Triton’s most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q and those contained in Triton’s other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the purchase of containers.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of (i) the common shares, preference shares, depositary shares, debt securities (which may be guaranteed by TCIL and/or TALICC), warrants, subscription rights, purchase contracts and purchase units that may be offered and sold from time to time by Triton and (ii) debt securities that may be offered and sold from time to time by TCIL and TALICC, which may be issued jointly by TCIL and TALICC as co-issuers or individually by either issuer and which will be fully and unconditionally guaranteed by Triton. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF SHARE CAPITAL

General

The following summary description of our share capital is based on the applicable provisions of the Bermuda Companies Act, our memorandum of association, as amended, and our amended and restated bye-laws. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bermuda Companies Act, as it may be amended from time to time, and to the terms of our memorandum of association and bye-laws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Share Capital,” the terms “Triton,” the “Company,” “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries, including TCIL and TALICC.

Common Shares

We are authorized to issue up to 270,000,000 common shares, par value $0.01 per share.

As of September 30, 2021, 67,066,268 common shares were outstanding and held by approximately 74 holders of record.

Liquidation and Preemptive Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of Triton, the holders of Triton common shares will be entitled to share equally in any of the assets available for distribution after Triton has paid in full all of its debts and after the holders of all series of Triton’s outstanding preferred shares, if any, have received their liquidation preferences in full.

Holders of Triton common shares will not be entitled to preemptive rights. Shares of Triton common shares will not be convertible into shares of any other class of common shares.

Dividend Rights

Under Bermuda law, shareholders of Triton will be entitled to receive dividends when and as declared by the board of directors of the Company (the “Triton Board”) out of any funds of the Company legally available for the payment of such dividends, subject to any preferred dividend rights that may exist from time to time. Bermuda law does not permit payment of dividends, or distributions of contributed surplus, by a company if there are reasonable grounds for believing that:

•	the company is, or would be, after the payment is made, unable to pay its liabilities as they become due; or

•	the realizable value of the company’s assets would be less than its liabilities.

Under Triton’s bye-laws, the Triton Board has the power to declare dividends or distributions out of contributed surplus, and to determine that any dividend shall be paid in cash or shall be satisfied in paying up in full shares to be issued to the shareholders credited as fully paid or partly paid or partly in one way or partly in the other. The Triton Board may also pay any fixed cash dividend whenever the position of the Company justifies such payment.

Voting Rights

Subject to the rights, if any, of the holders of any series of preferred shares, if and when issued and subject to applicable law, each holder of Triton common shares will be entitled to one vote per share and all voting rights will be vested in those holders of record on the applicable record date on all matters voted on by the Triton shareholders. Holders of Triton common shares will have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors to the Triton Board can elect 100% of the directors to the Triton Board and the holders of the remaining shares will not be able to elect any directors to the Triton Board.

Meetings of Shareholders

Special general meetings of the shareholders of Triton may be called (i) by the Triton Board or (ii) when requisitioned by shareholders pursuant to the provisions of the Bermuda Companies Act. Under the Bermuda Companies Act, the shareholders may requisition a special general meeting, provided they hold at the date of the deposit of the requisition shares representing not less than 10% of the paid-up capital of the company. The requisition must state the purpose of the meeting, and must be signed by the requisitionists and deposited at the registered office of the company. If, within 21 days from the date of the deposit of the requisition, the directors do not proceed to convene a meeting, the requisitionists, or any of them representing more than 50% of the total voting rights of all of them, may themselves convene a meeting, which must be convened within three months of the date of the deposit of the requisition.

Restrictions on Transfers of Shares

The Triton Board may in its absolute discretion, and without providing a reason, refuse to register the transfer of a share which is not fully paid up. The Triton Board may also refuse to register a transfer unless the shares of Triton are (i) listed on an appointed stock exchange (of which the NYSE is one) or (ii) (A) a duly executed instrument of transfer is provided to Triton or Triton’s transfer agent accompanied by the certificate (if any has been issued) in respect of the shares to which it relates and by such other evidence as the Triton Board may reasonably require to show the right of the transferor to make the transfer, (B) the instrument of transfer is only in respect of one class of shares, (C) the instrument of transfer is in favor of less than five persons jointly, and (D) all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction have been obtained (if required). If the Triton Board refuses to register a transfer of any share, it must send to the transferee notice of the refusal within three months after the date on which the instrument of transfer was lodged with Triton.

Shares listed on an appointed stock exchange, such as the NYSE, may be transferred by any means permitted by the rules of such exchange.

Election and Removal of Directors

Except in the case of vacancies, each director is elected by the affirmative vote of a majority of the votes cast at the general meeting of shareholders of Triton.

The bye-laws of Triton provide that any vacancies on the Triton Board not filled at any general meeting will be deemed casual vacancies and the Triton Board, so long as a quorum of directors remains in office, will have the power at any time and from time to time, to appoint any individual to be a director so as to fill a casual vacancy. A director so appointed will hold office only until the next following annual general meeting (“AGM”). If not reappointed at such AGM, the director will vacate office at the conclusion of the AGM.

Under the Bermuda Companies Act, a director may be removed from office by the shareholders at a special general meeting called for that purpose. The notice of a meeting convened for the purpose of removing a director must contain a statement of intention to do so and be served on such director not less than 14 days before the meeting. The director subject to removal will be entitled to be heard on the motion for his removal.

Amendment of Memorandum of Association

Under the Bermuda Companies Act, the memorandum of association of a company may be amended by the affirmative vote of a majority resolution of the Triton Board, but the amendment will not be operative unless and until it is approved at a subsequent general meeting of the shareholders by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution. An amendment to the memorandum of association that alters a company’s business objects may require approval by the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Amendment of Bye-laws

Subject to certain exceptions, the Triton bye-laws may be revoked or amended by the affirmative vote of a majority resolution of the Triton Board, but the revocation or amendment will not be operative unless and until it is approved at a subsequent general meeting of the shareholders of Triton by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution.

Approval of Certain Transactions

Amalgamations and Mergers:    Under the Bermuda Companies Act, the amalgamation or merger of a Bermuda company with another company (wherever incorporated) (other than certain affiliated companies) requires the amalgamation or merger to be approved by the Triton Board and by its shareholders. The Triton bye-laws provide that a merger or amalgamation must be approved by (i) the affirmative vote of a majority of the Triton Board and (ii) the affirmative vote of a majority of votes cast at a general meeting of shareholders. For purposes of approval of an amalgamation or merger, all shares, whether or not otherwise entitled to vote, carry the right to vote. Holders of a separate class of shares are entitled to a separate class vote if the rights of such class would be varied by virtue of the amalgamation or merger.

Sale of Assets:    The Bermuda Companies Act is silent on whether a company’s shareholders are required to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. Bermuda law does require, however, that shareholders approve certain forms of mergers and reconstructions.

Takeovers:    Bermuda does not have any takeover regulations applicable to shareholders of Bermuda companies.

Listing

Our common shares are listed on the NYSE under the symbol “TRTN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Trust Company, N.A.

Preference Shares

This section describes the general terms and provisions of preference shares that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the preference shares offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those preference shares. If there are differences between the prospectus supplement relating to a particular series of preference shares and this prospectus, the prospectus supplement will control. The terms of a new series of preference shares will be set forth in a Certificate of Designations adopted by the Triton Board (or a committee thereof) and filed with the SEC. Each such Certificate of Designations will establish the number of shares included in such designated series and fix the designation, powers, privileges, preferences and rights of the shares of such series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable prospectus supplement and Certificate of Designations as well as our bye-laws and our memorandum of association before deciding to buy our preference shares as described in any accompanying prospectus supplement.

The Triton Board has been authorized to provide for the issuance of up to 30,000,000 preference shares in multiple series without the approval of shareholders. As of September 30, 2021, there were 29,200,000 preference shares issued and outstanding. With respect to each series of our preference shares, the Triton Board has the authority to fix the following terms:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preference shares; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of preference shares to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.

As of September 30, 2021, the following series of preference shares were issued and outstanding:

•	3,450,000 8.50% Series A Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series A Preference Shares”);

•	5,750,000 8.00% Series B Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series B Preference Shares”);

•	7,000,000 7.375% Series C Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series C Preference Shares”);

•	6,000,000 6.875% Series D Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share were outstanding (the “Series D Preference Shares”); and

•	7,000,000 5.75% Series E Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share were outstanding (the “Series E Preference Shares”).

For a description of terms and provisions of the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares and the Series E Preference Shares, see our registration statements on Form 8-A, filed with the SEC on March 15, 2019, June 20, 2019, November 7, 2019, January 23, 2020, and August 18, 2021, respectively.

Anti-Takeover Effects of Provisions of the Memorandum of Association, Bye-laws and Other Agreements

Our shareholders might have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction of the United States. As a Bermuda company, Triton is governed by the Bermuda Companies Act. The Bermuda Companies Act differs in some material respects from laws generally applicable to United States corporations and shareholders, including the provisions relating to interested directors, mergers, amalgamations and acquisitions, takeovers, shareholder lawsuits and indemnification of directors.

Certain provisions under Triton’s memorandum of association and amended and restated bye-laws and Bermuda law could discourage, delay or prevent a transaction involving a change in control of Triton, even if doing so would benefit Triton’s shareholders. These provisions include customary anti-takeover provisions. Anti-takeover provisions could substantially impede the ability of Triton’s public shareholders to benefit from a change in control or change of Triton’s management and the Triton Board and, as a result, may materially adversely affect the market price of Triton common shares and your ability to realize any potential change of control premium. These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors of your choosing and to cause Triton to take other corporate actions you desire.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts representing fractional preference shares, rather than full preference shares. The preference shares represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preference shares represented by the depositary share. As used in this “Description of Depositary Shares,” the terms the “Company,” “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries, including TCIL and TALICC.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preference shares represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preference shares represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share payable in respect of the preference shares so redeemed. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preference Shares

Upon receipt of notice of any meeting at which the holders of the preference shares represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preference shares. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preference shares, may instruct the Bank Depositary as to how to vote the preference shares represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preference shares represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting with respect to any preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preference shares.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if  (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preference shares in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preference Shares

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole preference shares and all money and other property, if any, represented by those depositary shares. Partial preference shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preference shares to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preference shares may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES OF TRITON

Triton may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, Triton’s debt securities will be issued in one or more series under an indenture to be entered into between Triton and Wells Fargo Bank, National Association, as trustee, or such other trustee named therein (the “Triton Indenture”). A form of the Triton Indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the Triton Indenture and those made a part of the Triton Indenture by the Trust Indenture Act of 1939, as amended (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the Triton Indenture in their entirety before investing in Triton’s debt securities.

The aggregate principal amount of debt securities that may be issued under the Triton Indenture is unlimited. The prospectus supplement relating to any series of debt securities that Triton may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or the method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the portion of the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon Triton may be made;

•	the form or forms of the debt securities of the series, including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which Triton or the holders of the debt securities can select the payment currency;

•	Triton’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the Triton Indenture both with and without the consent of holders of debt securities issued under the Triton Indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the Triton Indenture with respect to such series of debt securities).

General

Triton may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. The debt securities may be fully and unconditionally guaranteed by TCIL or TALICC or both except as may be limited to the maximum amount permitted under applicable law. Unless we inform you otherwise in an accompanying prospectus supplement, Triton may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the Triton Indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities Triton sells that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

Triton expects most debt securities to be issued in fully registered form without coupons and in denominations of  $2,000 and any integral multiple of  $1,000 in excess thereof. Subject to the limitations provided in the Triton Indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees by TCIL

A supplemental indenture establishing the terms of a particular series of debt securities of Triton may provide that such series will be guaranteed by TCIL on a senior or subordinated basis as provided in the supplemental indenture. The obligations of TCIL under its guarantee will be full and unconditional, except as may be limited to the maximum amount that can be guaranteed without rendering the guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Guarantees by TALICC

A supplemental indenture establishing the terms of a particular series of debt securities of Triton may provide that such series will be guaranteed by TALICC on a senior or subordinated basis as provided in the supplemental indenture. The obligations of TALICC under its guarantee will be full and unconditional, except as may be limited to the maximum amount that can be guaranteed without rendering the guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The Triton Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common shares, preference shares or debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. As used in this “Description of Warrants,” the terms “we” and “our” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries, including TCIL and TALICC.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire, they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common shares, preference shares or debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. As used in this “Description of Subscription Rights,” the terms “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries, including TCIL and TALICC.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the number and terms of each share of common shares or preference shares or debt securities which may be purchased per each subscription right;

•	the exercise price payable for each share of common shares or preference shares or debt securities upon the exercise of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares, preference shares or debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES OF TCIL AND TALICC

TCIL and TALICC may offer debt securities as co-issuers in one or more series, which may be senior debt securities or subordinated debt securities. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, the debt securities of TCIL and TALICC will be issued in one or more series under an indenture to be entered into among TCIL, TALICC, Triton and Wilmington Trust, National Association, as trustee, or such other trustee named therein (the “TCIL and TALICC Indenture”). A form of the TCIL and TALICC Indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the TCIL and TALICC Indenture and those made a part of the indenture by the TIA. You should read the summary below, any accompanying prospectus supplement and the provisions of the TCIL and TALICC Indenture in their entirety before investing in the debt securities of TCIL and TALICC.

The aggregate principal amount of debt securities that may be issued under the TCIL and TALICC Indenture is unlimited. The prospectus supplement relating to any series of debt securities that TCIL and TALICC may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or the method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the portion of the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon TCIL and TALICC may be made;

•	the form or forms of the debt securities of the series, including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	other than Triton, the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which TCIL and TALICC, or the holders of the debt securities can select the payment currency;

•	the obligation or right of TCIL and TALICC to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the TCIL and TALICC Indenture both with and without the consent of holders of debt securities issued under the TCIL and TALICC Indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the TCIL and TALICC Indenture with respect to such series of debt securities).

General

TCIL and TALICC may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Each series of debt securities of TCIL and TALICC will be fully and unconditionally guaranteed by Triton as provided in the TCIL and TALICC Indenture and such guarantee may be on a senior or subordinated basis as provided in the supplemental indenture for such series of debt securities. Unless we inform you otherwise in an accompanying prospectus supplement, TCIL and TALICC may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the TCIL and TALICC Indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities TCIL and TALICC sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

TCIL and TALICC expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the TCIL and TALICC Indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees by Triton

The TCIL and TALICC Indenture provides that the obligations of TCIL and TALICC under each series of debt securities will be fully and unconditionally guaranteed by Triton.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The TCIL and TALICC Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES OF TCIL

TCIL may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, TCIL’s debt securities will be issued in one or more series under an indenture to be entered into among TCIL, Triton and Wilmington Trust, National Association, as trustee, or such other trustee named therein (the “TCIL Indenture”). A form of the TCIL Indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the TCIL Indenture and those made a part of the indenture by the TIA. You should read the summary below, any accompanying prospectus supplement and the provisions of the TCIL Indenture in their entirety before investing in TCIL’s debt securities.

The aggregate principal amount of debt securities that may be issued under the TCIL Indenture is unlimited. The prospectus supplement relating to any series of debt securities that TCIL may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or the method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the portion of the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon TCIL may be made;

•	the form or forms of the debt securities of the series, including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	other than Triton, the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which TCIL or the holders of the debt securities can select the payment currency;

•	TCIL’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the TCIL Indenture both with and without the consent of holders of debt securities issued under the TCIL Indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the TCIL Indenture with respect to such series of debt securities).

General

TCIL may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Each series of debt securities of TCIL will be fully and unconditionally guaranteed by Triton as provided in the TCIL Indenture and such guarantee may be on a senior or subordinated basis as provided in the supplemental indenture for such series of debt securities. Unless we inform you otherwise in an accompanying prospectus supplement, TCIL may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the TCIL Indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities TCIL sells that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

TCIL expects most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the TALICC Indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees by Triton

The TCIL Indenture provides that TCIL’s obligations under each series of debt securities will be fully and unconditionally guaranteed by Triton.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The TCIL Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES OF TALICC

TALICC may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, TALICC’s debt securities will be issued in one or more series under an indenture to be entered into among TALICC, Triton and Wilmington Trust, National Association, as trustee, or such other trustee named therein (the “TALICC Indenture”). A form of the TALICC Indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the TALICC Indenture and those made a part of the indenture by the TIA. You should read the summary below, any accompanying prospectus supplement and the provisions of the TALICC Indenture in their entirety before investing in TALICC’s debt securities.

The aggregate principal amount of debt securities that may be issued under the TALICC Indenture is unlimited. The prospectus supplement relating to any series of debt securities that TALICC may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or the method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the portion of the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon TALICC may be made;

•	the form or forms of the debt securities of the series, including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	other than Triton, the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which TALICC or the holders of the debt securities can select the payment currency;

•	TALICC’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the TALICC Indenture both with and without the consent of holders of debt securities issued under the TALICC Indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the TALICC Indenture with respect to such series of debt securities).

General

TALICC may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Each series of debt securities of TALICC will be fully and unconditionally guaranteed by Triton as provided in the TALICC Indenture and such guarantee may be on a senior or subordinated basis as provided in the supplemental indenture for such series of debt securities. Unless we inform you otherwise in an accompanying prospectus supplement, TALICC may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the TALICC Indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities TALICC sells that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

TALICC expects most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the TALICC Indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees by Triton

The TALICC Indenture provides that TALICC’s obligations under each series of debt securities will be fully and unconditionally guaranteed by Triton.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The TALICC Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We will identify the applicable specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

We may agree with any underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments that such underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

All securities we may offer, other than common shares and any of our outstanding series of preference shares, will be new issues of securities with no established trading market. We may elect to list any series of securities on an exchange, and, in the case of our common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Appleby (Bermuda) Limited will provide opinions regarding the authorization and validity of the securities of Triton and TCIL. Mayer Brown LLP will provide opinions regarding the authorization and validity of the securities of TALICC and may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Triton International Limited as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Triton Container International Limited and TAL International Container Corporation

each a wholly owned subsidiary of

Triton International Limited

$600,000,000 3.250% Senior Notes due 2032

Guaranteed by Triton International Limited

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup

ING

Wells Fargo Securities

Fifth Third Securities

MUFG

Truist Securities

Co-Managers

B. Riley Securities

Keefe, Bruyette & Woods

A Stifel Company

Citizens Capital Markets

ICBC Standard Bank

Regions Securities LLC

SMBC Nikko

CJS Securities

Huntington Capital Markets

M&T Securities

Zions Capital Markets

January 11, 2022